Exhibit 4.30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

EXECUTION

18 February 2026

VODAFONE EUROPE B.V.

AND

VODAFONE INTERNATIONAL 1 S.À R.L.

AND

LIBERTY GLOBAL HOLDING B.V.

AND

LIBERTY GLOBAL BROADBAND I LIMITED

SALE AND PURCHASE AGREEMENT

relating to 50 per cent. of the issued share capital

of VodafoneZiggo Group Holding B.V. and the

other matters set forth herein

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.	Sale and Purchase	5

2.	Consideration	5

3.	Leakage	7

4.	Pre-Closing Undertakings	9

5.	Telenet Transactions	13

6.	Conditions to Closing	17

7.	Closing	27

8.	Specific Indemnities	28

9.	Vodafone Sellers’ Warranties	33

10.	BeneluxCo Warranties	33

11.	LG Warranties	34

12.	Termination	35

13.	Terminating Intra-Group Arrangements	35

14.	Obligations of the LG Shareholder	36

15.	Information, Records and Assistance Post-Closing	37

16.	Restrictive Covenants	38

17.	Payments	41

18.	Costs	42

19.	Announcements	43

20.	Confidentiality	44

21.	Assignment	46

22.	Further Assurances	47

23.	Notices	48

24.	Conflict with other Agreements	49

25.	Whole Agreement	49

26.	Waivers, Rights and Remedies	50

27.	No double recovery	50

28.	Counterparts	50

29.	Variations	51

30.	Invalidity	51

31.	Third Party Enforcement Rights	51

32.	Governing Law	51

33.	ICC Arbitration	51

34.	Agent for Service of Process	52

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule	11 Definitions and Interpretation	99

[***]

Agreed Form documents:

BeneluxCo Reorganisation Steps

Brand Licence Agreement Term Sheet

Deed of Amendment

Deed of Transfer of Contract

[***]

LG Services Agreements SHA

VF Framework Services Agreement

VF Procurement Term Sheet

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SALE AND PURCHASE AGREEMENT

dated     18 February     2026

PARTIES

(1)

VODAFONE EUROPE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat (statutaire zetel) in Rotterdam, the Netherlands and its office address at Rivium Quadrant 173, 2909LC Capelle aan den IJssel, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 27166573 (the Seller);

(2)

VODAFONE INTERNATIONAL 1 S.À R.L., a company incorporated under the laws of Luxembourg, with its registered office at 15, Rue Edward Steichen, L – 2540 Luxembourg (the Loan Seller, the Seller and the Loan Seller together being, the Vodafone Sellers);

(3)

LIBERTY GLOBAL HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its office address at Boeingavenue 53, 1119PE Schiphol-Rijk, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34242712 (BeneluxCo); and

(4)

LIBERTY GLOBAL BROADBAND I LIMITED, a private company incorporated in England and Wales with limited liability with its registered address at 120 King’s Road, London, England, SW3 4TR and registered number 09382062 (the LG Shareholder),

(each a Party in this Agreement and together, the Parties).

Words and expressions used in this Agreement shall be interpreted in accordance with Schedule 11 (Definitions and Interpretation).

IT IS AGREED:

PREAMBLE

(A)

The Seller is the legal and beneficial holder of 52 ordinary shares with a nominal value of EUR 1 each in the capital of the VZ Company (the Sale Shares), which as at the date of this Agreement comprise 50 per cent. of the entire issued and outstanding ordinary shares of the VZ Company, being 104 ordinary shares with a nominal value of EUR 1 each. As at the date of this Agreement, the legal and beneficial holder of the remaining 50 per cent. of the issued and outstanding ordinary shares of the VZ Company is Liberty Global Benelux B.V., an indirect wholly owned subsidiary of the LG Shareholder.

(B)	In addition, the Loan Seller holds the rights and obligations under the VF Shareholder Loan Agreements.

(C)	The Vodafone Sellers wish to sell and transfer, and BeneluxCo wishes to purchase and acquire, the Sale Shares and the VF Shareholder Loans for

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

consideration consisting of the Cash Consideration and the Consideration Shares on the terms and subject to the conditions of this Agreement such that, following completion of the BeneluxCo Reorganisation Steps and subject to Closing, BeneluxCo will be the sole legal and beneficial holder of the entire issued and outstanding share capital of the VZ Company and of the rights and obligations under the VF Shareholder Loans, in addition to being the sole legal and beneficial holder of the Telenet Companies (subject to Clause 5 in relation to Wyre Holdco and its direct and indirect subsidiaries) and of PlatformCo, all on the terms and conditions of this Agreement.

(D)	The required notifications in relation to the proposed sale of the Sale Shares have been made in accordance with the provisions of the SER Merger Code.

1.	Sale and Purchase

1.1	On Closing:

(a)	the Seller shall sell the Sale Shares to BeneluxCo, and BeneluxCo shall purchase the Sale Shares from the Seller; and

(b)	the Loan Seller shall sell the VF Shareholder Loans to BeneluxCo, and BeneluxCo shall purchase the VF Shareholder Loans from the Loan Seller,

in each case on the terms of and subject to the conditions of this Agreement.

1.2

On Closing, the Seller shall transfer to BeneluxCo the Sale Shares, and the Loan Seller shall transfer the VF Shareholder Loans, in each case free from Third Party Rights and with all rights attaching to them, including the right to receive all distributions and dividends declared, paid or made in respect of the Sale Shares and any right to receive any interest or other proceeds payable or paid in respect of the Shareholder Loans pursuant to the VF Shareholder Loan Agreements, in each case (i) on and after Closing, and (ii) subject to Clause 3.1.

2.	Consideration

2.1	The aggregate consideration due to the Vodafone Sellers for the sale and transfer of the Sale Shares and the VF Shareholder Loans to BeneluxCo in accordance with this Agreement (the Consideration) is:

(a)	an amount in cash, in immediately available euro funds, being:

(i)	an initial amount of EUR 1,000,000,000 (the Initial Cash Amount); minus

(ii)	an amount equal to all Seller Leakage Compensation (if any);

plus

(iii)	an amount equal to all BeneluxCo Leakage Compensation (if any),

(the	Cash Consideration); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)	the issue on Closing by BeneluxCo to the Seller of shares in the capital of BeneluxCo. Such shares shall:

(i)

be class B ordinary shares in the capital of BeneluxCo with the rights set out in the SHA and the Deed of Amendment (Class B Shares) and will constitute, immediately after Closing, 100 per cent. of the Class B Shares on a fully-diluted basis;

(ii)	be of such number as to constitute, immediately after Closing, 10 per cent. of the entire issued and outstanding share capital of BeneluxCo on a fully-diluted basis;

(iii)

other than as set out in the Transaction Documents, rank pari passu with any shares held by the LG Shareholder or its permitted transferees from time to time, the LG Shareholder being the other shareholder of BeneluxCo immediately after Closing in accordance with the BeneluxCo Reorganisation Steps; and

(iv)

be (i) other than as set out in the SHA, free of any rights of pre-emption, option rights, tag along rights and other rights or restrictions on transfer, (ii) duly authorised, validly issued and as part of Closing be fully paid or properly credited as fully paid and there shall be no Liability to pay any additional contribution on them nor shall the Seller be required to pay any amounts in cash in respect of the same, and (iii) free from all Third Party Rights and free from all liens and charges,

(the Consideration Shares) such that, as a result, the shareholdings and voting rights in BeneluxCo will be as set out in Part B of Schedule 2 (Share Capital Structure of BeneluxCo).

2.2	At Closing, BeneluxCo shall, in accordance with Schedule 4 (Closing Arrangements):

(a)

pay in cash to the Vodafone Sellers, in immediately available euro funds, an amount equal to the Initial Cash Amount minus any Seller Leakage Compensation and plus any BeneluxCo Leakage Compensation that, in each case, forms part of the Notified Leakage Amount referred to in Clause 3.5(a) (the Closing Payment); and

(b)	issue the Consideration Shares to the Seller.

2.3	The Consideration will be allocated to the:

(a)

VF Shareholder Loans, in an amount equal to the outstanding principal amount of the VF Shareholder Loans as at the Closing Date plus any accrued interest under the VF Shareholder Loans up to and including the Closing Date (insofar as such interest has not been paid in correspondence with the Closing Obligation under paragraph 4(c) of Schedule 4 (Closing Arrangements)); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)	Sale Shares, the remainder.

2.4	Any payment made by:

(a)

the Vodafone Sellers under this Agreement to BeneluxCo in respect of any representation, warranty or undertaking of the Vodafone Sellers to indemnify or compensate BeneluxCo (including any Seller Leakage Compensation) or in respect of any breach of this Agreement; and

(b)

BeneluxCo under this Agreement to the Vodafone Sellers in respect of any representation, warranty or undertaking of BeneluxCo to indemnify or compensate the Vodafone Sellers (other than the Closing Payment but including any BeneluxCo Leakage Compensation) or in respect of any breach of this Agreement, shall, as far as possible, be treated as an adjustment to the consideration for the Sale Shares.

3.	Leakage

3.1

The Seller undertakes to BeneluxCo that if, there has been any Seller Leakage during the Locked Box Period, for the avoidance of doubt other than Permitted Leakage, the Seller will, subject to and in accordance with Clauses 2 and 3.3 to 3.7, pay or procure payment to BeneluxCo of a sum equal to the Seller Leakage Compensation in respect of such Seller Leakage. In the case of any Seller Leakage Compensation that was not deducted from the Initial Cash Amount at Closing pursuant to Clause 2.2(a), the Seller shall pay to BeneluxCo the amount of any such Seller Leakage Compensation within      [***]      of the relevant amount of such Seller Leakage having been agreed or determined in accordance with the provisions of Clauses 3.5 to 3.7.

3.2

BeneluxCo undertakes to the Seller that, if there has been any BeneluxCo Leakage during the Locked Box Period, for the avoidance of doubt other than Permitted Leakage, BeneluxCo will, subject to and in accordance with Clauses 2 and 3.3 to 3.7, pay or procure payment to the Seller of a sum equal to the BeneluxCo Leakage Compensation in relation to such BeneluxCo Leakage. In the case of any BeneluxCo Leakage Compensation that was not added to the Initial Cash Amount at Closing pursuant to Clause 2.2(a), BeneluxCo shall pay to the Seller the amount of any such BeneluxCo Leakage Compensation within      [***]      of the relevant amount of such BeneluxCo Leakage having been agreed or determined in accordance with the provisions of Clauses 3.5 to 3.7.

3.3	For the purposes of Clauses 3.1 and 3.2, the amount of any Leakage shall:

(a)

not include any amount in respect of VAT to the extent actually recoverable by repayment or credit by a VZ Group Company (in the case of Seller Leakage) or by a Closing Date BeneluxCo Group Company (in the case of BeneluxCo Leakage) after the Locked Box Date; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)

be reduced by an amount equal to (i) any actual reduction of cash Tax due, or (ii) any cash Tax refund received, by any VZ Group Company (in the case of Seller Leakage) or by a Closing Date BeneluxCo Group Company (in the case of BeneluxCo Leakage) in respect of the Tax year in which the Leakage item occurred or the year thereafter as a result of such Leakage item being deductible for corporate income Tax purposes (as identified by the Seller and BeneluxCo jointly).

3.4

No later than      [***]      after the Conditions Fulfilment Date, the Seller and BeneluxCo shall each deliver to the other a statement of any Seller Leakage or BeneluxCo Leakage respectively, as applicable, of which it is aware (the Notified Leakage Amount) together with reasonable details of the relevant Leakage and reasonable evidence thereof (or if there has been no such Leakage, a statement to that effect).

3.5	If the Seller or BeneluxCo following receipt of such notice (as applicable):

(a)

agrees the Notified Leakage Amount (or part thereof) no later than    [***]   after the Conditions Fulfilment Date, then the Initial Cash Amount shall be reduced or increased, as applicable, by the amount of the Notified Leakage Amount (or part thereof, as applicable) so agreed, in accordance with Clause 2.2(a); or

(b)

objects to the Notified Leakage Amount (it being understood that failure to respond to the notice of any applicable Notified Leakage Amount shall be deemed to constitute an objection to the Notified Leakage Amount), the provisions of Clause 3.7 shall apply.

Any reduction or increase of the Initial Cash Amount by an amount equal to the agreed Notified Leakage Amount in accordance with Clause 2.2(a) and Clause 3.5(a) shall discharge the Seller’s or BeneluxCo’s, as applicable, obligation to make payment of such Notified Leakage Amount pursuant to Clause 3.1 or 3.2, as applicable, to the extent of the reduction or increase.

3.6

The liability of the Seller and BeneluxCo pursuant to this Clause 3 shall terminate on the date falling      [***]      after Closing, unless prior to that date BeneluxCo or the Seller, as applicable, has notified the other in writing of a breach of the undertakings set out in Clause 3.1 or 3.2, setting out the amount and, to the extent reasonably possible, details of the relevant Leakage together with evidence thereof.

3.7	Should the Seller or BeneluxCo (as applicable) object or be deemed to object to any Notified Leakage Amount or object to any other Leakage notified pursuant to Clause 3.6:

(a)

it shall notify BeneluxCo (in the case of Seller Leakage) or the Seller (in the case of BeneluxCo Leakage) of such objection in writing within      [***]      of receiving the notification of the alleged Leakage, together with its own estimated calculation of the Leakage in question and, to the extent reasonably possible, evidence thereof;

and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)

following notification by the objecting party in accordance with Clause 3.7(a), the Seller and BeneluxCo shall, in good faith, attempt to reach agreement on the disputed amount of Leakage within    [***]   of receiving the notification pursuant to Clause 3.7(a).

3.8	A claim under this Clause 3 shall be the sole remedy of each Party in respect of Leakage.

4.	Pre-Closing Undertakings

4.1

Pre-Closing Undertakings. From the date of this Agreement until the earlier of Closing or the termination of this Agreement, each of the Vodafone Sellers, BeneluxCo and the LG Shareholder undertakes to comply with their respective obligations set out in Schedule 3 (Pre-Closing Undertakings), without prejudice to paragraphs 6 to 8 (inclusive) of Schedule 3 (Pre-Closing Undertakings) to the extent these continue to apply after Closing.

4.2

Agreed Form. Without prejudice to the provisions of Schedule 3 (Pre-Closing Undertakings), as soon as reasonably practicable after the date of this Agreement, the Parties shall negotiate in good faith to agree on any terms of the Agreed Form documents that may, for whatever reason, not yet have been agreed or included at the date of this Agreement and/or on the terms of any Transaction Documents which are not in Agreed Form at the date of this Agreement.

4.3	BeneluxCo Reorganisation. The LG Shareholder undertakes to procure that and agrees with the Seller that:

(a)

at Closing, there shall be no indebtedness in the nature of borrowings (including by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, overdrafts, credit facilities, revolving facilities, financing balances, any similar arrangements the purpose of which is to raise money or any obligations in respect of dividends declared or other distributions) between the Closing Date BeneluxCo Group and the LG Shareholder and/or its Affiliates, except as such indebtedness is specifically quantified in the BeneluxCo Reorganisation Steps or permitted under this Agreement and except for any amounts owed, outstanding or accrued as between the Closing Date BeneluxCo Group and the LG Shareholder Group in respect of any intra-group services agreement existing on the date of this Agreement with the LG Shareholder Group or entered into in accordance with paragraph 3(e) of Schedule 3 (Pre-Closing undertakings);

(b)

it shall provide to the Seller, and shall procure the provision of executed copies of all material transfer documentation required for the implementation of each step of the BeneluxCo Reorganisation Steps;

(c)	it shall keep the Seller (or advisers nominated by the Seller, and shall procure that such persons are kept, upon the Seller’s reasonable

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

request) reasonably informed as to progress towards the implementation of the BeneluxCo Reorganisation Steps; and

(d)	without prejudice to Clause 3.2 (Leakage), the BeneluxCo Reorganisation Steps may be amended without the prior written consent of the Seller, except where the implementation of such amendment would:

(i)

take the form of contributions, (de)mergers, sales or other transfers of assets or rights (including, for the avoidance of doubt, any transfer of net operating losses (verrekenbare verliezen) (such transfer a Tax Loss Transfer)) by BeneluxCo, PlatformCo or any Telenet Company or VZ Group Company to the LG Shareholder or any of its Affiliates (excluding for the avoidance of doubt such contributions, de(mergers), sales or transfers included in the version of the BeneluxCo Reorganisation Steps in the Agreed Form or where the relevant assets or rights will be fully reimbursed, or transferred back, to BeneluxCo, PlatformCo or any Telenet Company or VZ Group Company under the amended BeneluxCo Reorganisation Steps by Closing);

(ii)	result in any regulatory filings being required by Law, in addition to the Conditions; or

(iii)

result in a material risk that any of the Conditions (other than the BeneluxCo Reorganisation Condition) might not be satisfied by the original Longstop Date (including as a result of a need to make additional or replacement filings to a Governmental Entity or any ‘stop the clock’ by any Governmental Entity), in which case the consent of the Seller shall be required (such consent not to be unreasonably withheld or delayed). Any amendments to the BeneluxCo Reorganisation Steps in accordance with this Clause 4.3(d) shall replace and be deemed to constitute the BeneluxCo Reorganisation Steps for purposes of the Transaction Documents.

4.4	BeneluxCo Fiscal Unity.

(a)

Notwithstanding anything to the contrary in this Agreement, BeneluxCo shall not be required to take any action or omission or be bound by any provision of this Agreement which would otherwise have resulted in it, at any given time, not forming part of a fiscal unity (fiscale eenheid) in accordance with article 15 of the Dutch Corporate Income Tax Act (wet op de vennootschapsbelasting 1969) with any entity that is envisaged to form, at such time, part of such fiscal unity with BeneluxCo on the basis of the BeneluxCo Reorganisation Steps.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)

If Clause 4.4(a) operates such that BeneluxCo is not required to take any action or omission to which it is held under this Agreement or be bound by any provision of this Agreement then, the LG Shareholder shall hold harmless the Vodafone Sellers or their Affiliates from and against any and all Losses suffered as if it had itself been required required to take such action or omission or be bound by the relevant provision of this Agreement.

4.5	Carve-Out of Employees.

(a)

The Parties intend that the employment of the IoT Carve-Out Employees shall transfer by operation of the Regulations from the relevant VZ Group Company to a member of the Seller Group with effect from no later than 23h59 on the Closing Date. If and to the extent the Regulations do not apply to transfer the employment of the Carve-Out Employees as envisaged by this Clause 4.5(a), the Vodafone Sellers will procure that a member of the Seller Group will offer employment to each of the IoT Carve-Out Employees in accordance with Clause 4.5(b).

(b)

The Vodafone Sellers will procure that a member of the Seller Group will offer employment to each of the VF Carve-Out Employees (and if the Regulations do not apply to transfer the employment of the IoT Carve-Out Employees, each of the IoT Carve-Out Employees) on terms and conditions that are no less favourable in all material respects to the ones applicable to them at the relevant time, such employment to take effect from no later than 23h59 on the Closing Date.

(c)

If, after the Closing Date, a Carve-Out Employee remains employed by a VZ Group Company (including as a result of the Carve-Out Employee not having accepted any offer of employment from a member of the Seller Group in accordance with Clause 4.5(b)), the relevant VZ Group Company may terminate the employment of the person concerned or where the applicable mandatory selection criteria (afspiegelingsbeginsel) would not allow the termination of the relevant individual but instead require the VZ Group Company to terminate another employee and, so long as the termination is in accordance with applicable Law and (i) the proceedings to request a dismissal permit with the Dutch Labour Authorities (in Dutch: UWV) are commenced and/or (ii) negotiations with the Carve-Out Employee regarding an amicable termination of their contract of employment are commenced, within      [***]      of the Closing Date or, where such employee would enjoy statutory protection from termination on the basis of article 7:670 of the Dutch Civil Code, as soon as reasonably possible after the expiry of such protection, the Vodafone Sellers shall indemnify and hold harmless BeneluxCo for the amounts incurred by the relevant VZ Group Company for an amount equal to:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)

either (x) the severance payment as determined in accordance with the applicable social plan at the relevant VZ Group Company, as applicable from time to time, which shall in any event be not less than the Dutch statutory severance payment (transitievergoeding) or, if no such social plan is applicable and/or the social plan has expired, (y) the Dutch statutory transition allowance (in Dutch: transitievergoeding);

(ii)

such additional amount the Vodafone Sellers agree in writing is reasonably necessary to pay the relevant employee to incentivise them to agree to an amicable termination of their contract of employment, such agreement by the Vodafone Sellers not to be unreasonably withheld or such additional amount awarded by a court in connection with the termination of employment of such person;

(iii)

the costs of that person’s employment until it terminates, including the cost of salaries and benefits due during the applicable notice period based on the remuneration applicable for such person on Closing taking into account remuneration prospects already agreed prior to Closing in respect of such person; and

(iv)	including, in each of (i) to (iii), any Taxes in relation thereto.

(d)

With effect from the Closing Date or, if earlier, the effective time of the transfer of the relevant Carve-Out Employees, all Liabilities to or relating directly to the Carve-Out Employees who commence employment with a member of the Seller Group as a result of a transfer under the Regulations or accepting an offer of employment (in each case as envisaged by Clause 4.5(a) and 4.5(b)) shall be borne and assumed by the relevant member of the Seller Group, and the Vodafone Sellers will indemnify and hold harmless BeneluxCo against any such Liabilities.

(e)

The Vodafone Sellers will indemnify and hold harmless BeneluxCo against 50 per cent. of any Liabilities to or relating to the Carve-Out Employees relating to the period up to the Closing Date or the transfer of the Carve-Out Employees to the Seller Group, other than in each case any Liabilities that relate to the termination of employment of a Carve-Out Employee in accordance with Clause 4.5(c), other than in the event that BeneluxCo can reasonably demonstrate that such Liabilities to or relating to the Carve-Out Employees would not have arisen or existed but for any wilful misconduct, gross negligence and/or breach of a statutory duty solely by a member of the Seller Group, in which case BeneluxCo will be indemnified and held harmless against 100% of such Liabilities.

(f)	The LG Shareholder and the Vodafone Sellers shall, and shall procure that their relevant Affiliates shall, procure that the VZ Group

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Companies provide the Vodafone Sellers and their respective Affiliates with such information as may reasonably be requested and such assistance reasonably necessary to give effect to this Clause 4.5, including in connection with the preparation and execution of documentation and to ensure the relevant Affiliates comply with their respective obligations under the Regulations in respect of any transfer under the Regulations envisaged by Clause 4.5(a).

4.6

Seller Consents. Without prejudice to Clause 14 and Schedule 9 (Intra-group Agreements), which shall govern the relevant agreements set forth therein, to the extent BeneluxCo notifies the Seller that any consent or any waiver of any right to terminate in the event of a change of control is required from the Seller or any member of the Seller Group in its capacity as a counterparty under an agreement with a Closing Date BeneluxCo Group Company in order to give effect to the Proposed Transaction, the Seller shall procure that the relevant member of the Seller Group shall promptly provide such consent or waiver as soon as reasonably practicable following the request of BeneluxCo, unless expressly provided for in this Agreement or another Transaction Document.

5.	Telenet Transactions

5.1	Wyre Transactions and Wyre Call Option.

(a)

Wyre Transactions. The LG Shareholder shall procure that from the date of this Agreement and until the Exchange Date, no member of the Post-Closing BeneluxCo Group holding any Wyre Shares shall enter into any disposal or transfer in respect of any Wyre Shares to a person who is not a member of the Post-Closing BeneluxCo Group other than:

(i)	one or more Wyre LG Transaction(s); and/or

(ii)	one or more Wyre Monarch Transaction(s).

(b)

Wyre Call Option. Subject to Closing the LG Shareholder may procure that, BeneluxCo shall, or that BeneluxCo shall procure that the relevant member(s) of the Post-Closing BeneluxCo Group holding the Wyre Option Shares shall, grant to the LG Shareholder the option to purchase (at the LG Shareholder’s discretion) some or all of the Wyre Option Shares (if any) held by members of the Post-Closing BeneluxCo Group (the Wyre Call Option) on the terms set out in Schedule 10 (Wyre Call Option Terms) and subject to the remaining provisions of this Clause 5.1.

(c)	Expiration.

(i)

The Wyre Call Option shall automatically and without further action expire at the earlier of: (x) the Wyre Long Stop Date and, (y) the date being    [***]    prior (unless otherwise agreed between the Seller and BeneluxCo) to a

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Listing (such earlier date being the Exchange Date), following which:

(A)

except in respect of any exercise of the Wyre Call Option for which completion of the relevant Wyre LG Transaction has not yet occurred, the Wyre Call Option shall cease to have any effect and shall no longer be capable of being exercised; and

(B)	the remaining provisions of this Clause 5.1 (other than Clauses 5.1(c)(ii), 5.1(d) and 5.1(e)) shall cease to apply.

(ii)	In addition, on the date immediately prior to a Listing:

(A)	any exercise of the Wyre Call Option for which completion of the relevant Wyre LG Transaction has not yet completed shall lapse; and

(B)	Clauses 5.1(e)(i) and 5.1(e)(ii) shall cease to apply.

(d)	Share exchange.

(i)

If any Wyre Option Shares continue to be held by members of the Post-Closing BeneluxCo Group: (i) where a Wyre Call Option has been granted pursuant to Clause , following expiry of the Wyre Call Option pursuant to Clause 5.1(c), or (ii) where a Wyre Call Option has not been granted pursuant to Clause Error! Reference source not found., at the Exchange Date, then in each case the Seller shall transfer to BeneluxCo (and BeneluxCo shall acquire by way of a buy-back) on the Exchange Date for no consideration, a number of BeneluxCo Shares calculated as follows (the Exchange Shares):

[***]

(ii)

The Seller shall procure that any party to whom it transfers, in accordance with the SHA and the Deed of Amendment, any BeneluxCo Shares that it may hold from time to time agrees to be bound in its stead by the undertakings of the Seller under this Clause 5.1(d), including to transfer any Exchange Shares to BeneluxCo as set out in this Clause 5.1(d).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(e)	Distribution of certain proceeds to the LG Shareholder Group.

(i)

The LG Shareholder and the Vodafone Sellers shall procure that the following proceeds of Wyre Transactions (in each case net of any costs or any Taxes incurred by the Post-Closing BeneluxCo Group in connection with such Wyre Transactions) shall be fully distributed by the relevant members of the Post-Closing BeneluxCo Group only to the LG Shareholder or such of its Affiliates that hold class A ordinary shares in BeneluxCo at the relevant time:

(A)	all proceeds of Wyre LG Transactions; and

(B)

all proceeds of Wyre Monarch Transactions entered into prior to or on the Wyre Long Stop Date, to the extent corresponding to the sale of Wyre Shares by the Post-Closing BeneluxCo Group in excess of     [***]   of the total number of Wyre Shares.

(ii)

The proceeds of any Wyre Monarch Transaction or any Wyre LG Transaction entered into after the Wyre Long Stop Date (the date of exercise of the Wyre Call Option being the relevant date, as applicable) shall not be subject to the provisions of Clause 5.1(e)(i) and shall be retained and utilised by the members of the Post-Closing BeneluxCo Group at their sole discretion.

(iii)

Following the date immediately prior to a Listing, the proceeds of any sale of Wyre Shares by members of the Post-Closing BeneluxCo Group, whether or not completed on or before such date, shall not be subject to the provisions of Clause 5.1(e)(i) and shall be retained and utilised by the members of the Post-Closing BeneluxCo Group at their sole discretion.

(f)	General.

(i)

In this Clause 5.1, all references to the sale of Wyre Shares shall include: (x) a direct sale of shares in Wyre Holding BV; or (y) an indirect sale of shares in Wyre Holding BV through the sale of interests in any person in the direct chain of ownership of Wyre Holding BV up to (but excluding) Wyre Holdco, provided that the only underlying assets being sold are Wyre Holding BV shares. Percentages referenced in this Clause 5.1 shall be adjusted in case of a direct sale of shares in Wyre Holding BV to refer to the pro rata part of the relevant member of the Post-Closing BeneluxCo Group in Wyre Holding BV.

(ii)	Each of the LG Shareholder shall not, and shall procure that its Affiliates, BeneluxCo and the Affiliates of BeneluxCo shall

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

not, enter into any transaction designed to circumvent the provisions set out in this Clause 5.1.

5.2	Telenet refinancing.

(a)

Subject to Clause 3 and, following Closing, the terms of the SHA, the LG Shareholder and BeneluxCo and their respective Affiliates shall be entitled to pursue any debt refinancing of any and all Telenet Companies and/or of Wyre Holdco and/or any subsidiaries thereof and to apply the proceeds of any such transactions in such manner as determined by them in their sole discretion.

(b)

If any such transaction referenced in Clause 5.2(a) is completed following Closing, and subject to the completion of such transaction, the Vodafone Sellers acknowledge and agree that the LG Shareholder shall be entitled to: (i) cause BeneluxCo to distribute to the LG Shareholder or such of its Affiliates that holds class A ordinary shares in BeneluxCo at the relevant time (but, for the avoidance of doubt, not to the Seller); and (ii) as applicable, first cause the relevant member of the Post-Closing BeneluxCo Group to make distributions to BeneluxCo, in each case up to an aggregate amount of [***]

5.3	Divestment of Non-Core Telenet Assets.

(a)

Subject to Clause 3 and, following Closing, the terms of the SHA, the LG Shareholder and BeneluxCo and their respective Affiliates shall be entitled to engage in any disposal of the Non-Core Telenet Assets for cash consideration and to apply the proceeds of any such transactions in such manner as determined by them in their sole discretion.

(b)

With respect to the proceeds of a disposal of any Non-Core Telenet Assets which have not been distributed to the LG Shareholder at Closing, the Vodafone Sellers acknowledge and agree that the LG Shareholder shall be entitled to: (i) cause BeneluxCo to distribute to the LG Shareholder or such of its Affiliates that holds class A ordinary shares in BeneluxCo at the relevant time (but, for the avoidance of doubt, not to the Seller) and, (ii) as applicable, first cause the relevant member of the Post-Closing BeneluxCo Group to make distributions to BeneluxCo, any proceeds from such disposal of any Non-Core Telenet Assets (net of any costs or any Taxes incurred by the BeneluxCo Group in connection with such disposals).

5.4	Distributions to the LG Shareholder. With respect to the distributions set forth in Clauses 5.1(e)(i), 5.2(b) and 5.3(b):

(a)	any such distributions shall be made net of any costs or any Taxes incurred by the BeneluxCo Group in connection with the relevant transactions or disposals;

(b)	the SHA and the Deed of Amendment shall include such provisions as to allow such distribution in respect of class A ordinary shares in

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

BeneluxCo in order to make it possible for the proceeds referred to in Clause 5.1(e)(i), 5.2(b) and 5.3(b) respectively to be distributed to the LG Shareholder and/or its Affiliates only;

(c)

the Seller undertakes that it shall, and shall procure that its Affiliates shall, provide their reasonable cooperation to give effect to such distribution(s), including by exercising their rights under the SHA, as applicable at the relevant time, to facilitate any distribution of the proceeds referred to in Clause 5.1(e)(i), 5.2(b) and 5.3(b), respectively, if and to the extent that such distribution is made, in accordance with Clause 5.1(e)(i), 5.2(b) and 5.3(b), respectively; and

(d)

any distributions of proceeds to the LG Shareholder in accordance with Clause 5.1(e)(i), 5.2(b) and 5.3(b), respectively, may take any form permitted by Law (including a dividend distribution, capital decrease, share buy-back and/or a combination thereof) and/or can be spread in more than one distribution per financial year and/or spread over more than one financial year, in the LG Shareholder’s sole discretion (for the avoidance of doubt, in connection with Clause 5.1(e)(i), subject to Clauses 5.1(e)(ii) and 5.1(e)(iii)).

6.	Conditions to Closing

6.1

The sale and purchase of the Sale Shares and the VF Shareholder Loans shall be conditional on the following conditions precedent (the Conditions) having been fulfilled or waived in accordance with the terms of this Agreement:

EU Merger Control

(a)

the European Commission having issued a decision (or being deemed to have done so) under Council Regulation (EC) No. 139/2004 (the EU Merger Regulation), declaring the Proposed Transaction compatible with the common market; and/or

(b)

if the Proposed Transaction is referred by the European Commission to a competent competition authority under Article 9 of the Merger Regulation: (i) confirmation having been received from such authority that the Proposed Transaction set out in this Agreement may proceed; or (ii) the statutory review period of such authorities having expired without any decision on the substance, and in each case (to the extent relevant) all conditions or obligations contained in such decisions and/or confirmations which, in each case, are necessary to allow consummation of the Proposed Transaction having been satisfied or complied with provided that, for the avoidance of doubt, such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

conditions or obligations are deemed by BeneluxCo, acting in accordance with Clause 6.4, to be acceptable;

EU Foreign Subsidies Regulation

(c)

in so far as the Proposed Transaction constitutes or is deemed to constitute a notifiable acquisition under Regulation 2022/2560/EU (the EU FSR), or the European Commission requests such notification under Article 21(5) of the EU FSR, any of the following having occurred:

(i)

the European Commission either deciding to close the preliminary review into the concentration in accordance with Article 10(4) of the EU FSR or not initiating an in-depth investigation within the relevant period provided for in Article 24 of the EU FSR; or

(ii)	the European Commission not adopting a decision specified in Article 25(3) of the EU FSR within the time period specified in Article 25(4) of the EU FSR, following an in-depth investigation; or

(iii)

following an in-depth investigation, the European Commission either issuing a no objection decision pursuant to Article 11(4) (in conjunction with Article 25(3)(b)) or a decision pursuant to Article 11(3) (in conjunction with Article 25(3)(a) of the EU FSR);

Netherlands Telecommunications Investment Clearance

(d)

insofar as, in relation to the BeneluxCo Reorganisation Steps or any part of it, a notification under Article 14a.2 of the Dutch Telecommunications Act (Telecommunicatiewet) is necessary, the Dutch Minister of Economic Affairs (minister van Economische Zaken) (the Minister) having:

(i)	declined jurisdiction, including by confirming in writing no filing is required during the course of engagement with the Minister;

(ii)

granted clearance, and (to the extent relevant) all conditions or obligations contained in such decision and/or confirmation which are necessary to allow consummation of the BeneluxCo Reorganisation Steps or any part of it having been satisfied or complied with;

(iii)	the statutory review period of the Minister having expired without the Minister having taken any formal decision within the meaning of (ii); or

(iv)	the Seller and BeneluxCo having mutually agreed in writing that this Condition has been fulfilled;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(e)	in so far as, in relation to the contribution of the [***] [***] , a notification under Article 14a.2 of the Dutch Telecommunications Act (Telecommunicatiewet) is necessary, the Minister having:

(i)	declined jurisdiction, including by confirming in writing no filing is required during the course of engagement with the Minister;

(ii)

granted clearance, and (to the extent relevant) all conditions or obligations contained in such decision and/or confirmation which are necessary to allow consummation of the     [***]    having been satisfied or complied with;

(iii)	the statutory review period of the Minister having expired without the Minister having taken any formal decision within the meaning of (ii); or

(iv)	the Seller and BeneluxCo having mutually agreed in writing that this Condition has been fulfilled;

(f)	in so far as, in relation to the contribution of the [***] [***] , as is necessary, the [***] having been registered with The Netherlands Authority for Consumers and Markets in the name of the [***] ;

Belgian Foreign Direct Investment clearance

(g)

in so far as, in relation to the BeneluxCo Reorganisation Steps or any part of it, a notification being required under article 5.§1 of the Cooperation Agreement dated 30 October 2022 (the Cooperation Agreement):

(i)

the Belgian Interfederal Screening Committee (the ISC) having formally approved the BeneluxCo Reorganisation Steps or any part of it on an unconditional basis or subject to such conditions, obligations, modifications or restrictions as the ISC may identify on the basis of Articles 18.§1 or 23 of the Cooperation Agreement; or

(ii)

the statutory review period for the ISC (without prejudice to any suspension, interruption or extension thereof) prescribed by Article 18.§2 of the Cooperation Agreement having expired without the ISC taking a decision;

(h)	in so far as, in relation to the issuance of the Consideration Shares to the Seller, a notification being required under article 5.§1 of the Cooperation Agreement:

(i)	the ISC having formally approved the issuance of the Consideration Shares to the Seller on an unconditional basis or subject to such conditions, obligations, modifications or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

restrictions as the ISC may identify on the basis of Articles 18.§1 or 23 of the Cooperation Agreement; or

(ii)

the statutory review period for the ISC (without prejudice to any suspension, interruption or extension thereof) prescribed by Article 18.§2 of the Cooperation Agreement having expired without the ISC taking a decision,

(the Conditions in Clauses 6.1(a) to (d) (inclusive) and Clause 6.1(g) collectively referred to as the LG Regulatory Conditions, the Condition in Clause 6.1(f) referred to as the Seller Regulatory Condition, and the Conditions in Clauses 6.1(e) and (f) collectively referred to as the    [***]    JV Regulatory Conditions);

VZ Company Works Council, trade unions and EWC

(i)

the required consultation procedures with the works council established for the VZ Company (the VZ Company Works Council) in accordance with article 25 of the Dutch Works Act in respect of the relevant aspects of the Proposed Transaction (the Proposed Decision) having been completed in accordance with Clause 6.17 (the Works Council Condition);

(j)

the Parties having consulted with the relevant active trade unions (the Trade Unions), if any and if applicable, under the SER Merger Code (the Trade Union Condition) in accordance with Clause 6.18, and this Trade Union Condition having been satisfied in accordance with Clause 6.18;

(k)

the required information and/or consultation procedures with the Liberty Global European Works Council (the EWC) in respect of the Proposed Transaction having been completed in accordance with Clauses 6.19 and 6.20 (the EWC Condition), and this EWC Condition having been satisfied in accordance with Clause 6.20;

BeneluxCo Reorganisation

(l)

the BeneluxCo Reorganisation Steps included in slides 7-8, 10-12, 14, 18-22 and 26-27 of the BeneluxCo Reorganisation Steps having been completed in all material respects (the BeneluxCo Reorganisation Condition); and

(i) [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.2

The Conditions other than (a) the BeneluxCo Reorganisation Condition, and (b)      [***]      may be waived (in whole or in part) by agreement between BeneluxCo and the Seller, to the extent permitted by Law and the provisions of this Agreement. The BeneluxCo Reorganisation Condition may not be waived by any Party.      [***]

6.3	The Seller and BeneluxCo shall notify each other promptly (but in any event within [***] ) upon becoming aware that:

(a)

circumstances have arisen that are reasonably likely to result in any of the Conditions not being satisfied prior to the Longstop Date, together with such details of the relevant circumstances as are in the relevant Party’s possession at the relevant time; or

(b)	any of the Conditions have been fulfilled and, where the Condition so fulfilled is also the last Condition to have been fulfilled, that all of the Conditions have been fulfilled.

The date on which the last outstanding Condition has been satisfied or waived in accordance with this Agreement shall be the Conditions Fulfilment Date.

Conduct in respect of LG Regulatory Conditions

6.4

BeneluxCo shall, at its own cost, use reasonable efforts to procure that the LG Regulatory Conditions are fulfilled promptly after the date of this Agreement and in any event prior to the Longstop Date.

6.5	The LG Shareholder shall procure that BeneluxCo shall in connection with the satisfaction of the LG Regulatory Conditions:

(a)	not make the initial submission, notification or filing to Governmental Entities without the prior written consent of the Seller;

(b)

submit the applications and filings required in connection with the satisfaction of the LG Regulatory Conditions (or initiate the pre-notification contacts in those jurisdictions where they are advisable) as soon as reasonably practicable and, in respect of any such filing, notification or submission, not withdraw the same once made without the prior written consent of the Seller, it being understood that the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

filing under the EU Merger Regulation shall take place within [***] Business Days following [***] ;

(c)

be primarily responsible for preparing all such filings, notifications, submissions, correspondence and communications, provided that it shall consult with the Seller as to the strategy to be pursued for fulfilling the LG Regulatory Conditions and take into account (acting in good faith) the views and/or requests of the Seller;

(d)

provide the Seller with draft copies in advance (or, in the case of oral communications, advise the Seller of its intended contents) of all material submissions, notifications and filings (including responses to requests for information) to any relevant Governmental Entity at such time as will allow the Seller a reasonable opportunity to provide comments on such submissions or communications before they are submitted or sent and give reasonable consideration to those comments;

(e)	ensure that any request from a Governmental Entity is responded to promptly and, in any event, in accordance with any relevant time limit;

(f)

keep the Seller informed of any material communication (whether written or oral) with any Governmental Entity including by openly copying the Seller’s respective external anti-trust counsel on all written submissions and other substantive correspondence with any Governmental Entity;

(g)

give the Seller prompt notice of, and reasonable opportunity for the Seller (or its Representatives) to attend all substantive meetings and telephone calls with any relevant Governmental Entity (except where the Governmental Entity requests that the Seller should not attend all or part of the meeting or the telephone call and provided that the Seller (or its Representatives) shall only make substantive contributions during such meetings and telephone calls if deemed appropriate by BeneluxCo) and, where such attendance and participation is not permitted by applicable law or the Governmental Entity, provide the Seller, to the extent permitted, with a succinct summary of such meeting or telephone call as soon as reasonably practicable following the meeting or telephone call;

(h)

regularly review with the Seller the progress of any substantive communications, notifications, filings or submissions which are made with a view to obtaining the relevant consent, approval or action from each Governmental Entity with a view to satisfying the LG Regulatory Conditions; and

(i)	be responsible for the payment of all filing fees required in connection with fulfilment of the LG Regulatory Conditions.

6.6	For the avoidance of doubt, nothing in Clause 6.5 shall operate to require or permit the exchange of business secrets or other confidential material

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

between the Vodafone Sellers and BeneluxCo, or vice versa, so long as each of the Vodafone Sellers and BeneluxCo identify, acting reasonably, such material and provide such material to the other party’s external counsel, to the extent permitted by Law or the Governmental Entity.

6.7

In connection with the satisfaction of the LG Regulatory Conditions the Vodafone Sellers shall (and, where relevant, the Parties shall cause the VZ Group Companies), to the extent legally permissible, provide BeneluxCo, its advisers and any Governmental Entity promptly with any necessary information and documents required for the purpose of making any submissions, notifications and filings to any such Governmental Entity.

Conduct in respect of the Seller Regulatory Condition

6.8

Seller shall, at its own cost, use reasonable efforts to procure that the Seller Regulatory Condition is fulfilled promptly after the date of this Agreement and in any event prior to the Longstop Date.

6.9

All conduct provisions, undertakings, restrictions and obligations applicable to the LG Regulatory Conditions in Clauses 6.5 to 6.7 (inclusive) shall apply mutatis mutandis to the Seller Regulatory Condition, where any reference in such Clauses to: (i) the LG Regulatory Conditions, shall be deemed to be a reference to the Seller Regulatory Condition, (ii) BeneluxCo, shall be deemed to be a reference to the Seller, and (iii) the Seller or Vodafone Sellers, shall be deemed to be a reference to BeneluxCo and the LG Shareholder.

Conduct in respect of the [***] Regulatory Conditions

6.10

Each of the LG Shareholder, BeneluxCo and the Seller shall use reasonable efforts to procure that the   [***]  Regulatory Conditions are fulfilled as soon as possible after the date of this Agreement and in any event prior to the Longstop Date, [***].

6.11

All conduct provisions, undertakings, restrictions and obligations applicable to the LG Regulatory Conditions in Clauses 6.5 to 6.7 shall apply mutatis mutandis to the  [***]  Regulatory Conditions, where any reference in such Clauses (i) to the LG Regulatory Conditions shall be deemed to be a reference to the  [***]  Regulatory Conditions, (ii) to BeneluxCo shall be deemed to be a reference to the Seller, and (iii) to the Seller or Vodafone Sellers shall be deemed to be a reference to BeneluxCo and the LG Shareholder.

Conduct in respect of the Works Council Condition

6.12

The Parties acknowledge that the VZ Company Works Council has a right of advice in relation to the Proposed Decision in accordance with the provisions of the Dutch Works Councils Act (the Works Council Consultation) and that Closing cannot take place until the Works Council Consultation has been completed in accordance with Clause 6.17 hereof.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.13

The Vodafone Sellers and BeneluxCo shall provide the VZ Company, if and when requested, with all reasonable information (save to the extent it concerns commercially sensitive information) and assistance deemed reasonably necessary to conduct the Works Council Consultation and shall use all reasonable endeavours to complete this consultation as soon as possible.

6.14

The Parties shall procure that the VZ Company shall, as soon as reasonably practicable, prepare a request for advice (adviesaanvraag) with respect to the Proposed Decision in such form and with such content as approved by BeneluxCo and the Seller, each acting reasonably. The Parties shall procure that the request for advice will be submitted to the VZ Company Works Council as soon as reasonably possible after signing of this Agreement.

6.15

The Parties shall procure that the VZ Company will inform the Seller and BeneluxCo on a regular basis of the progress of the Works Council Consultation and of requests for information and questions from the VZ Company Works Council and it shall provide the Seller and BeneluxCo with copies of all correspondence and written documents exchanged with the VZ Company Works Council including a copy of the advice rendered and drafts thereof. The Seller and BeneluxCo shall act promptly in their dealings with the VZ Company Works Council and shall procure that the VZ Company obtains the prior approval of BeneluxCo and the Seller for any written correspondence that it wishes to share with the VZ Company Works Council, including any comments on the advice to be rendered or any copies thereof.

6.16

The Seller and BeneluxCo acknowledge that the outcome of the Works Council Consultation should be able to have an impact on the proposed sale of the Sale Shares and they will therefore discuss in good faith the advice rendered by the VZ Company Works Council to assess if, and to what extent, it would be appropriate to make changes to the relevant aspects of the Proposed Transaction and/or this Agreement or other Transaction Documents to reflect the outcome of the Works Council Consultation without them being under an obligation to agree to any amendments to this Agreement or other Transaction Documents. The Seller and BeneluxCo acknowledge that, in the context of the Works Council Consultation the VZ Company Works Council may seek certain commitments. The Parties shall procure that the VZ Company shall promptly notify BeneluxCo of any such commitments so requested. The Parties shall not, and shall procure that the VZ Company shall not, accept any changes to the terms of the Proposed Transaction or agree to any conditions or make any commitments to the VZ Company Works Council without BeneluxCo’s and the Seller’s prior written consent which consent shall not be unreasonably withheld or delayed.

6.17	The Works Council Condition shall be deemed to have been complied with if one of the following events occurs:

(a)	receipt from the VZ Company Works Council of:

(i)	an unconditional advice permitting the Seller and BeneluxCo to pursue the (subject matters of the) Proposed Decision;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(ii)	an advice regarding the Proposed Decision with conditions (including commitments) reasonably acceptable to BeneluxCo and the Seller in accordance with Clause 6.16; or

(iii)	an unconditional and irrevocable waiver in writing of the right of the VZ Company Works Council to render advice with respect to the Proposed Decision, and the VZ Company having adopted a resolution in respect of the (relevant aspects of the) Proposed Decision that is compliant with the VZ Company Works Council’s advice (which the Parties (other than the Loan Seller) undertake to procure upon any of (i) through (iii) above being received); or

(b)

to the extent none of the situations described under Clause 6.17(a) occur, the adoption of a resolution by the VZ Company (which the Parties (other than the Loan Seller) undertake to procure), in respect of the (relevant aspects of the) Proposed Decision that deviates from the advice of the VZ Company Works Council and:

(i)	receipt in writing by the VZ Company from the VZ Company Works Council of an unconditional and irrevocable waiver of:

(A)	the applicable waiting period in accordance with article 25(6) of the Dutch Works Councils Act; and

(B)	its right to initiate legal proceedings pursuant to article 26 of the Dutch Works Councils Act; or

(ii)

expiry of the applicable waiting period pursuant to article 25(6) of the Dutch Works Councils Act, without the VZ Company Works Council having initiated legal proceedings pursuant to article 26 of the Dutch Works Councils Act; or

(iii)

if the VZ Company Works Council initiates legal proceedings pursuant to article 26 of the Dutch Works Councils to appeal against the resolution referred to in this Clause 6.17(b), the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer Hof Amsterdam) having dismissed the appeal to the effect that no measures obstructing the (relevant aspects of the) Proposed Transaction are imposed and the dismissal of the Enterprise Chamber having become final and binding or such legal proceedings have otherwise been terminated in a manner permitting the (relevant aspects of the) Proposed Transaction to proceed.

Conduct in respect of the Trade Union Condition

6.18

The VZ Company has, immediately prior to signing of this Agreement, notified the SER and the Trade Unions of the proposed sale of the Sale Shares in writing on behalf of itself, the Seller, BeneluxCo and the LG Shareholder and invited the Trade Unions for a consultation meeting. Clauses 6.13 and 6.15 of this Agreement shall apply mutatis mutandis to

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

the provision of responses to questions of the SER and the Trade Unions or the conduct of the consultation with the Trade Unions, save that no correspondence, written documents or materials shall be issued to the Trade Unions and no commitments shall be made to the Trade Unions without the prior consent of BeneluxCo (such consent not to be unreasonably withheld or delayed). The Trade Union Condition shall be deemed satisfied if the Trade Unions have been given a reasonable opportunity to provide their viewpoint which shall be deemed to be on the earlier of: (i) six weeks after the date of this Agreement, or (ii) confirmation from each Trade Union that they do not wish to be consulted.

Conduct in respect of EWC Condition

6.19

The Parties acknowledge that the European works council of Liberty Global Holding Limited (the LG EWC) may have information and/or consultation rights with respect to (certain aspects of) the Proposed Transaction pursuant to the Liberty Global European works council agreement between Liberty Global Holding Limited (LGH Ltd) and the LG EWC dated   [***]   (the EWC Agreement). The LG Shareholder shall procure that as soon as reasonably practicable after the date of this Agreement, the LG EWC shall be informed of the (relevant aspects of the) Proposed Transaction that the applicable information and/or consultation procedures will be initiated in accordance with the EWC Agreement. The LG Shareholder shall procure the expeditious conduct and completion of the process with the LG EWC, with the objective of completing the process within  [***]   from the date of this Agreement. The Parties shall provide such cooperation to the LG Shareholder or its relevant Affiliate as is reasonably required in connection with this process.

6.20

The EWC Condition shall be satisfied if the LG EWC has been given a reasonable opportunity to provide their viewpoint on the relevant aspects of the Proposed Transaction in accordance with the EWC Agreement and the designated management of LGH Ltd having responded to such views, or upon receipt of a confirmation from the LG EWC that they do not wish to be consulted, but in any event the EWC Condition shall be deemed satisfied once each of the other Conditions have been fulfilled or waived in accordance with the terms of this Agreement.

Conduct in respect of the BeneluxCo Reorganisation Condition

6.21

Subject to Clauses 8 and 18.2, the LG Shareholder shall use all reasonable efforts to procure that the BeneluxCo Reorganisation Condition is fulfilled promptly after the date of this Agreement and in any event prior to the Longstop Date.

6.22

By entering into this Agreement and without prejudice to any other rights it may have, the Seller agrees to, to the extent required, provide in its capacity as a shareholder of the VZ Company all such cooperation as may be reasonably required in relation to the implementation of the BeneluxCo Reorganisation Steps.

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.23	Each of the LG Shareholder and the Seller shall use reasonable efforts to procure that the [***] is fulfilled promptly after the date of this Agreement and in any event prior to the Longstop Date.

6.24

Each of the LG Shareholder, BeneluxCo and the Seller shall use reasonable efforts to procure that the    [***]    is fulfilled promptly after the date of this Agreement and in any event prior to the Longstop Date, including:

(a)	[***];

(b)

the LG Shareholder and the Seller shall fully co-operate and negotiate in good faith with the other and prepare, discuss, negotiate and agree the    [***]    acting reasonably and on the basis of, and in accordance with, [***]

; and

(c)	neither the Seller nor BeneluxCo shall unreasonably withhold, delay or condition its consent or agreement to any term or provision of the

[***]   .

7.	Closing

7.1	Closing shall take place at the offices of BeneluxCo’s lawyers either:

(a)	on such date which is [***] following the Conditions Fulfilment Date; or

(b)	on such other date as the Seller and BeneluxCo may agree in writing.

7.2

At Closing the Parties shall deliver or perform (or ensure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that Party or any of its Affiliates (as the case may be) in Schedule 4 (Closing Arrangements) (the Closing Obligations).

7.3

If the Vodafone Sellers (on the one hand) or BeneluxCo and/or the LG Shareholder (on the other) fails to comply with any Material Closing Obligation then the non-defaulting Party shall be entitled (in addition to and without prejudice to any other rights and remedies that may be available to that Party) by written notice to the Seller (if the Seller or the Loan Seller is in default) or BeneluxCo (if BeneluxCo and/or the LG Shareholder is in default) to:

(a)	require Closing to take place so far as practicable having regard to the default(s) which have occurred;

(b)	notify the Party or Parties in default of a new date for Closing (being not more than [***] after the original date for Closing), in which case the provisions of this Clause 7 (other than this Clause

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.3) and Schedule 4 (Closing Arrangements) shall apply to Closing as so deferred but on the basis that such deferral may only occur once; or

(c)

subject to Closing having been deferred once under Clause 7.3(b), terminate this Agreement (other than the Surviving Provisions) by notice in writing to the Seller (if the Seller or the Loan Seller is in default) or BeneluxCo (if BeneluxCo and/or the LG Shareholder is in default).

7.4

In case the Parties carry out all Material Closing Obligations but the Vodafone Sellers (on the one hand) or BeneluxCo and/or the LG Shareholder (on the other hand) fail to carry out any Closing Obligation that is not a Material Closing Obligation, the Parties shall proceed to Closing and, to the extent that any such Closing Obligation is not carried out at Closing, the Party or Parties in default shall (without affecting any other rights and remedies available to the other) use all reasonable endeavours to ensure that such obligation is fulfilled as soon as practicable following Closing.

7.5

Subject to and with effect from Closing, each of the Parties other than the Loan Seller (on behalf of themselves and as agent for their respective Affiliates) hereby agrees that the Existing VZ SHA is terminated and ceases to have effect, and irrevocably waives and releases in full any and all claims, demands or rights of action which such Party or its Affiliates have under or resulting from the Existing VZ SHA. The LG Shareholder and the Vodafone Sellers shall procure that the VZ Company shall take such steps as are necessary to terminate the Existing VZ SHA and enter into a waiver and release on the same terms of this Clause 7.5.

8.	Specific Indemnities

8.1

Subject to Closing, the provisions of this Agreement and the applicable provisions of Schedule 8 (Limitations on Liability), the Seller shall indemnify and hold harmless BeneluxCo for an amount equal to:

(a)

50 per cent. of the amount of any fines or penalties of any nature pursuant to the legislation listed in this Clause (a), whether of an administrative or criminal nature payable to any relevant Governmental Entity, including but not limited to those listed in this Clause 8.1(a), against any member of the Post-Closing BeneluxCo Group as a result of any breach of any of the following Laws, in each case by any VZ Group Company prior to Closing:

(i)	Cybersecurity.

(A)	by the Rijksinspectie Digitale Infrastructuur (the RDI) in respect of the Regeling veiligheid en integriteit telecommunicatie (the Regulation on Telecoms Security and Integrity);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(B)	by the RDI in respect of Articles 11a.1 and 11a.2 of the Telecommunicatiewet (Dutch Telecommunications Act);

(C)	by the RDI in respect of the Verordening cyberweerbaarheid (EU Cyber Resilience Act); and

(D)	by the RDI in respect of the Cyberbeveiligingsverordening (EU Cybersecurity Act); and

(E)	the Verordening voor ICT-bescherming financiële sector (EU Digital Operational Resilience Act).

(ii)

Mobile Emergency Services: in respect of any breach of Article 7.7 and Article 14.1 Dutch Telecommunications Act, relating to the operation, availability, resilience, reliability, compliance or performance of mobile services in order to allow, ensure, or facilitate access to emergency services and/or transmission of public safety and emergency alerts, including any ancillary obligations; and

(b)

50 per cent. of the amount of any Losses suffered or incurred by BeneluxCo or the relevant member of the Post-Closing BeneluxCo Group arising out of or in connection with any claims brought by third parties as a result a breach by a VZ Group Company of any of the Laws referred to in Clause 8.1(a); and

(c)

50 per cent. of the amount of any Losses suffered or incurred by BeneluxCo or the relevant member of the Post-Closing BeneluxCo Group defending and/or appealing any fines, penalties, actions or investigations by a Governmental Entity (including any costs reasonably incurred in investigations reasonably necessary in connection with such defences or appeals) in respect of any actual or alleged breach by a VZ Group Company of the Laws referred to in Clause 8.1(a) or any claims referred to in Clause 8.1(b); and

(d)

100 per cent. of the amount of any liability to Tax (or amounts in respect of Tax) suffered or incurred by any VZ Group Company, any member of the BeneluxCo Group,   [***]   or any of their respective Affiliates (or that would have been payable or suffered but for the use or set-off of any Relief) as a direct result of or directly in connection with the   [***]   (including, for the avoidance of doubt, as a result of any crystallisation of a gain triggered by the [***] or a recapture of rollover relief applied to the   [***]   ),

(together, the BeneluxCo Indemnities).

8.2

For the avoidance of doubt, no remedial actions (whether necessary or desirable) in relation any breach described by Clause 8.1(a), 8.1(b) and 8.1(c), and no costs incurred, paid or payable in connection with such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

remedial action, shall be undertaken or borne by the Vodafone Sellers or any member of the Seller Group.

8.3	In connection with the BeneluxCo Indemnities:

(a)

upon BeneluxCo or any member of the VZ Group becoming aware of any claim, action or demand against any member of the VZ Group by a third party that is reasonably likely to give rise to a BeneluxCo Indemnity Claim (a Third Party Claim), the LG Shareholder shall procure that BeneluxCo shall, as soon as reasonably practicable after becoming so aware, give written notice thereof to the Seller; and

(b)	the LG Shareholder shall procure that BeneluxCo shall procure that the relevant VZ Group Companies shall:

(i)

subject to any duties of confidentiality (including legal privilege) and applicable Law, provide the Seller with information in respect of any material developments in relation to such Third Party Claim and provide the Seller with any material information in relation to the conduct of such Third Party Claim as may be reasonably requested by the Seller;

(ii)

not, without the Seller’s prior written consent (not to be unreasonably withheld or delayed), make any admission of liability, agreement or settlement with the relevant Governmental Entity or third party, as the case may be, in relation to any such Third Party Claim or make any decision not to appeal any judgment in relation to such Third Party Claim to the extent that (i) such admission of liability, agreement, settlement or compromise would give rise to a claim under the BeneluxCo Indemnities and (ii) the Third Party Claim involves or is reasonably likely to involve Losses in excess of  [***]  per individual claim and in excess of  [***] of Losses in respect of all Third Party Claims that are based on the same underlying events or circumstances; and

(iii)	pursue, or defend against, such claim, action or demand in good faith and as if the indemnity under Clause 8.1 did not exist.

(c)	in so far as the BeneluxCo Indemnity under Clause 8.1(d) is concerned:

(i)

the LG Shareholder shall procure that the VZ Company takes such action and gives such information and assistance in connection with the affairs of the VZ Company as the Seller may reasonably and promptly by written notice request to avoid, dispute, resist, appeal, compromise or defend the subject matter of any BeneluxCo Indemnity Claim under Clause 8.1(d), provided that the Seller shall indemnify the VZ

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Company against all losses, costs, damages and expenses to the extent that the same would not have arisen or been incurred but for the Seller having exercised any rights under this Clause 8.3(c)(i); and

(ii)

the actions which the Seller may reasonably request under Clause 8.3(c)(i) include (without limitation) the VZ Company applying to postpone (so far as legally possible) the payment of any Tax and/or allowing the Seller to direct the conduct of all or any proceedings of whatsoever nature arising in connection with the subject matter of any BeneluxCo Indemnity Claim under Clause 8.1(d);

(iii)

where there is to be any meeting or telephone call with any Tax Authority with respect to the subject matter of any BeneluxCo Indemnity Claim under Clause 8.1(d), without prejudice to the Seller’s right to direct the conduct of any such meeting or call, the VZ Company shall be entitled to nominate an individual to attend and participate in such meeting or call; and

(iv)	provided that:

(A)

if prior to, or as a condition of, taking any action requested by the Seller under Clause 8.3(c)(i) any member of the BeneluxCo Group,  [***]  or their respective Affiliates is obliged to pay to, or lodge with, any Tax Authority any Tax or other amount (the Tax Payment), the LG Shareholder shall not be required to procure that any such action is taken unless and until the Seller pays to BeneluxCo an amount equal to the Tax Payment, subject to an amount equal to the Tax Payment being promptly refunded by BeneluxCo to the Seller if the Tax Payment is refunded; and

(B)

if the action requested by the Seller under Clause 8.3(c)(i) involves an appeal against a decision of any Tax Authority, Tax tribunal or court, the LG Shareholder shall not be required to procure such action unless the Seller has obtained (at the Seller’s expense) the opinion of tax counsel of their choosing of at least ten (10) years’ standing who is acceptable to the VZ Company (acting reasonably) that the appeal has a reasonable prospect of success, if BeneluxCo reasonably believes that any of the steps which the Seller takes or procures to be taken pursuant to this clause are detrimental to its business interests, the LG Shareholder (represented by  [***]   ), BeneluxCo (represented by  [***]   ) and the Vodafone Sellers

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

     (represented by    [***]   ) shall discuss in good faith.

8.4

Subject to Closing and to the applicable provisions in Schedule 8 (Limitations on Liability), BeneluxCo shall indemnify and hold harmless the Seller from and against an amount equal to any and all Losses (excluding Tax, except with respect to any Losses arising from or relating to Clause 8.4(a)(i) or Clause 8.4(b), in each case with respect to which Tax shall not be excluded if it arises as a direct result of or directly in consequence of such matters) suffered or incurred by the Seller and/or any other member of the Seller Group, or by BeneluxCo or any other member of the Post-Closing BeneluxCo Group, as applicable, arising out of or in connection with (whether arising before, on or after Closing):

(a)	the BeneluxCo Reorganisation Steps on the following grounds:

(i)

any transfers, steps or actions taken or required to be taken or, if required, failed to be taken, to implement the BeneluxCo Reorganisation Steps (or any part thereof) in accordance with its terms and applicable Law and the impact of any amendment to the BeneluxCo Reorganisation Steps;

(ii)

to the extent not already recovered pursuant to Clause 3.2, any external fees, costs and expenses incurred or payable by any member of the Post-Closing BeneluxCo Group in relation to the BeneluxCo Reorganisation Steps (but excluding, for the avoidance of doubt, any overhead costs);

(iii)	any claims and Liabilities from or to any existing or former employees or consultants of any member of the Post-Closing BeneluxCo Group arising from the BeneluxCo Reorganisation Steps;

(iv)

the transfer to PlatformCo of assets and Liabilities (including in accordance with the BeneluxCo Reorganisation Steps), the acquisition by BeneluxCo of PlatformCo and/or otherwise arising in relation to PlatformCo in relation to the period prior to Closing; and

(b)	the Non-Core Telenet Assets, including the disposal thereof.

For the purposes of this Clause 8.4, BeneluxCo Reorganisation Steps means: (i) the BeneluxCo Reorganisation Steps, (ii) such steps plans as amended, either in whole or in part, from time to time, whether in accordance with Clause 4.3(d) or otherwise, and (iii) each individual step of (i) and (ii).

8.5

Subject to Closing, a Claim under Clause 8.4 shall be the sole remedy of the Seller in respect of or in connection with the matters set out in Clauses 8.4(a) and 8.4(b) and, accordingly, no Party shall be entitled to bring a claim under or for breach of Clauses 4.3, 6.1(l) and 6.21 (or otherwise) in respect of the matters set out in Clauses 8.4(a) and 8.4(b) other than under Clause 8.4.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

8.6

Subject to the applicable provisions in Schedule 8 (Limitations on Liability) and without prejudice to Clause 3.2 (Leakage), BeneluxCo shall indemnify and hold harmless the Seller from and against any and all Losses suffered or incurred by BeneluxCo or any other member of the Post-Closing BeneluxCo Group in respect of claims by any third party purchaser(s) arising directly and solely from any Wyre Monarch Transaction, but only in relation to such portion of the Losses that correspond to the Wyre Shares sold in excess of    [***]    of the Wyre Shares.

8.7

For the avoidance of doubt, the indemnities in Clauses 8.1, 8.4 and 8.6 shall apply irrespective of whether the LG Shareholder or BeneluxCo or the Vodafone Sellers, as applicable, or any of their respective Related Persons, had knowledge (actual, constructive or imputed) of the relevant facts, matters or circumstances prior to entering into this Agreement, and shall not be limited by any materiality, knowledge or awareness qualifications contained elsewhere in this Agreement.

9.	Vodafone Sellers’ Warranties

9.1

The Vodafone Sellers hereby warrant to BeneluxCo as at the date of this Agreement (by reference to the facts and circumstances then existing) in the terms of the Vodafone Sellers Warranties. Each Vodafone Sellers’ Warranty shall be construed separately and independently and (except as expressly otherwise provided) no Vodafone Sellers’ Warranty shall be limited by reference to any other Vodafone Sellers’ Warranty. The Vodafone Sellers’ Warranties shall be deemed to be repeated immediately before Closing by reference to the facts and circumstances then existing as if references in the Vodafone Sellers’ Warranties to the date of this Agreement were references to the date of Closing.

9.2

Except in the case of fraud, the BeneluxCo Shareholder acknowledges that it does not rely on and has not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings indemnities or other statements of the Vodafone Sellers other than as set out in the Agreement.

9.3	The BeneluxCo Shareholder acknowledges and agrees that any claim under Clause 9.1 may only be brought following Closing.

9.4	The Vodafone Sellers’ Warranties are given subject to the limitations set out in Schedule 8 (Limitations on Liability).

10.	BeneluxCo Warranties

10.1	BeneluxCo hereby warrants to the Vodafone Sellers as at the date of this Agreement (by reference to the facts and circumstances then existing) in the terms of the statements set forth in:

(a)	Part A (BeneluxCo Capacity Warranties) of Schedule 6 (BeneluxCo Warranties); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)	Part B (Telenet Warranties) of Schedule 6 (BeneluxCo Warranties), but excluding the statement set forth in paragraph 2(c) of Part B (Telenet Warranties) of Schedule 6 (BeneluxCo Warranties).

The BeneluxCo Capacity Warranties and Telenet Warranties (other than the Telenet Warranty set out in paragraph 3(b)(ii) of Part B (Telenet Warranties) of Schedule 6 (BeneluxCo Warranties)) shall be deemed to be repeated immediately before Closing (by reference to the facts and circumstances then existing) as if references in the BeneluxCo Warranties and Telenet Warranties to the date of this Agreement were references to the date of Closing.

10.2

BeneluxCo hereby warrants to the Vodafone Sellers immediately before Closing (by reference to the facts and circumstances then existing) in the terms of the statements set forth in Part C (PlatformCo Warranties) of Schedule 6 (BeneluxCo Warranties).

10.3

Except in the case of fraud, the Vodafone Sellers acknowledge that they do not rely on and have not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings indemnities or other statements of BeneluxCo other than as set out in the Agreement.

10.4	The Vodafone Sellers acknowledge and agree that any claim under Clause

10.1 and 10.2 may only be brought following Closing.

10.5	The BeneluxCo Warranties are given subject to the limitations set out in Schedule 8 (Limitations on Liability).

11.	LG Warranties

11.1

LG Shareholder hereby warrants to the Vodafone Sellers as at the date of this Agreement (by reference to the facts and circumstances then existing) in the terms of the statements set forth in Schedule 7 (LG Warranties). The LG Warranties shall be deemed to be repeated immediately before Closing by reference to the facts and circumstances then existing as if references in the LG Warranties to the date of this Agreement were references to the date of Closing.

11.2

Except in the case of fraud, the Vodafone Sellers acknowledge that they do not rely on and have not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings indemnities or other statements of the LG Shareholder other than as set out in the Agreement.

11.3	The Vodafone Sellers acknowledge and agree that any claim under Clause 11.1 may only be brought following Closing.

11.4	The LG Warranties are given subject to the limitations set out in Schedule 8 (Limitations on Liability).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

12.	Termination

12.1

If the Conditions Fulfilment Date has not occurred on or before the Longstop Date, either the Vodafone Sellers or BeneluxCo may (but shall be under no obligation to) postpone the Longstop Date, by notice to the other Parties, by      [***]      after the Longstop Date (the Longstop Date, as so postponed, being the Postponed Long Stop Date).

12.2	If, in the circumstances set out in Clause 12.1, either:

(a)	the Longstop Date is not postponed; or

(b)	the Conditions Fulfilment Date has not occurred on the Postponed Longstop Date,

subject to Clause 12.3, this Agreement shall be capable of termination by any Party immediately on written notice to the other Parties.

12.3

If this Agreement terminates in accordance with Clause 12.2, and without limiting any Party’s rights to claim damages in respect of the period prior to termination, all obligations of the Parties under this Agreement shall end, except for the Surviving Provisions, but all rights and liabilities of the Parties which have accrued before termination shall continue to exist.

13.	Terminating Intra-Group Arrangements

13.1	The Parties acknowledge that the Vodafone Sellers and certain of their Affiliates and certain of the VZ Group Companies are party to the Terminating Intra-group Arrangements.

13.2

Except as provided for in a Transaction Document, the Vodafone Sellers (on behalf of themselves and as agent for their relevant Affiliates) and the LG Shareholder (as agent for the relevant VZ Group Companies) hereby with effect from Closing agree that the Terminating Intra-Group Arrangements shall terminate in each case by mutual consent of the parties to the relevant Terminating Intra-Group Arrangements, provided that such termination shall not affect (i) any claims for amounts due in relation to, and pursuant to, such Terminating Intra-Group Arrangement in the ordinary course, or (ii) any other rights, remedies and claims which a party to a Terminating Intra-Group Arrangement may have against the other party (or any of its Affiliates) under the relevant Terminating Intra-Group Arrangements which have accrued as at the date of termination.

13.3

Each of the Vodafone Sellers and the LG Shareholder shall cause their respective Affiliates to take all actions and execute such documents required to duly terminate the Terminating Intra-Group Arrangements (if any) with effect from Closing and settle any outstanding amounts due in relation to, and pursuant to, such Terminating Intra-Group Arrangement in accordance with their terms.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

14.	Obligations of the LG Shareholder

14.1

In consideration of the Vodafone Sellers entering into this Agreement, and without prejudice to any other obligation specifically undertaken by the LG Shareholder hereunder, the LG Shareholder hereby unconditionally and irrevocably guarantees to each Vodafone Seller the prompt, due and punctual performance and observance by BeneluxCo of BeneluxCo’s obligations, commitments or undertakings (i) under Clause 4.3 and (ii) to pay any amounts under or in connection with this Agreement, including the Consideration, any BeneluxCo Leakage Compensation under Clause 3.2 and any Seller Claim or Seller Indemnity Claim (the LG Guaranteed Obligations) as an additional obligor thereof, and, therefore, the LG Shareholder, agrees to indemnify and hold harmless each Vodafone Seller, as the case may be, against all Losses suffered or incurred by a Vodafone Seller as a result of any failure or delay by BeneluxCo to discharge or perform any of the LG Guaranteed Obligations.

14.2	The liability of the LG Shareholder under this Clause 14 shall not be prejudiced, released, diminished or otherwise adversely affected by:

(a)	any variation or waiver of the terms of this Agreement or any other Transaction Document (whether or not agreed by the LG Shareholder);

(b)	any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance; or

(c)

any other act, event, neglect or omission (whether or not known to BeneluxCo or the LG Shareholder) which would or might (but for this Clause) operate to impair or discharge such liability or afford the LG Shareholder any legal or equitable defence.

14.3

If and whenever BeneluxCo defaults for any reason whatsoever in the performance, in whole or part, of the LG Guaranteed Obligations (and such non-fulfilment is not cured by BeneluxCo within      [***]      from the written request to do so by the Seller), the LG Shareholder shall forthwith upon demand by the Seller, perform (or procure performance of by any of its Affiliates) and satisfy (or procure the satisfaction of by any of its Affiliates) the LG Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Vodafone Sellers as would have been received if such obligation under the relevant LG Guaranteed Obligation had been duly and promptly performed and satisfied by BeneluxCo.

14.4	This guarantee is to be a continuing guarantee and accordingly is to remain in force until the date that all the LG Guaranteed Obligations have been performed or satisfied pursuant to this Agreement.

14.5	This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Vodafone Sellers may now or after the date

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

of this Agreement have or hold for the performance and observance of the LG Guaranteed Obligations under or in connection with this Agreement, and may be enforced by the Vodafone Sellers without taking any steps or proceedings against BeneluxCo.

14.6

In addition to all of the above, as a separate and independent stipulation, the LG Shareholder agrees that any LG Guaranteed Obligations which may not be enforceable against or recoverable from BeneluxCo by reason of any legal limitation on or of BeneluxCo or any fact or circumstance (other than any relevant limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the LG Shareholder as though the same had been incurred by the LG Shareholder and the LG Shareholder were the sole or principal obligor in respect thereof and shall be performed or paid by the LG Shareholder on demand.

15.	Information, Records and Assistance Post-Closing

15.1	For five [***] (or, in respect of Tax, [***] ) following the Closing Date:

(a)

without prejudice to the provisions of the SHA, BeneluxCo shall provide, and procure its Affiliates to provide, the Vodafone Sellers (at the relevant Vodafone Seller’s cost) with reasonable access at reasonable times to (and the right to take copies of) the books, accounts, and other records held by BeneluxCo or any of its Affiliates after Closing to the extent that they relate to the VZ Group Companies and to the period up to Closing (except for any documents that are attorney-client privileged) (the BeneluxCo Records) but only for the purpose of accounting, regulatory or Tax (including dealing with the Tax affairs of any member of the Seller Group) requirements and provided that any information obtained under this Clause 15.1(a) shall only be used for the purpose for which access was granted; and

(b)

the Vodafone Sellers shall provide BeneluxCo (at BeneluxCo’s cost) with reasonable access at reasonable times to (and the right to take copies of) the books, accounts, and other records held by the Vodafone Sellers after Closing to the extent that they relate to the VZ Group Companies and to the period up to Closing (except for any documents that are attorney-client privileged) (the Seller Records) but only for the purpose of accounting, regulatory or Tax (including dealing with the Tax affairs of any member of the BeneluxCo Group) requirements provided that any information obtained under this Clause 15.1(b) shall only be used for the purpose for which access was granted.

15.2	For [***] following the Closing Date:

(a)

no member of the BeneluxCo Group shall dispose of, or destroy any of, the BeneluxCo Records necessary for the preparation of any Tax Return or regulatory filing by the Vodafone Sellers (or any member of the Seller Group) without first giving the relevant Vodafone Seller

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

at least [***] notice of its intention to do so and giving the Seller a reasonable opportunity to remove and retain any of them (at the relevant Vodafone Seller’s expense); and

(b)

no member of the Seller Group shall dispose of or destroy any of the Seller Records necessary for the preparation of any Tax Return or regulatory filing by BeneluxCo (or any member of the BeneluxCo Group) without first giving BeneluxCo at   [***]   notice of its intention to do so and giving BeneluxCo a reasonable opportunity to remove and retain any of such records (at BeneluxCo’s expense).

16.	Restrictive Covenants

16.1

Subject to Clause 16.2, the Seller undertakes to BeneluxCo that it and its Affiliates shall not, either alone or in conjunction with or on behalf of any other person, be engaged or be directly or indirectly interested in carrying on, for itself or by means of investments in other entities, any Restricted Business.

16.2

For the purposes of this Agreement, Restricted Business means the business of operating and maintaining in the Territory as a network operator, mobile virtual network operator, reseller or other provider, whether to retail, enterprise or wholesale customers: (i) fixed line telecommunications services; (ii) mobile telecommunications services; (iii) fixed line or mobile broadband telecommunications services; (iv) pay television platform services; (v) video on demand services; and (vi) the production, ownership and licensing of sports channels (for so long as the businesses in (i) to (vi) are carried on by the VZ Group Companies).

16.3

Subject to the two ROFO rows of the Brand Licence Agreement Term Sheet and the Brand Licence Agreement, in so far as it is amended to include such rows, nothing in Clause 16.1 shall prevent the Seller or its Affiliates from:

(a)

owning securities (including convertible and exchangeable instruments) in any listed company provided that such securities do not exceed   [***]  . in nominal value of the securities in that company or other entity, provided that the Seller and/or its Affiliates shall not be granted or receive any rights to nominate or appoint a director or other representative to the board (or equivalent) of that body corporate;

(b)

owning or acquiring in a single transaction or a series of related transactions any one or more companies and/or businesses (taken together, the Acquired Business) where at the time of the acquisition the activities of the Acquired Business include a Restricted Business (the Acquired Restricted Business), if the turnover attributed to the Acquired Restricted Business (if applicable, in the financial year prior to the envisaged acquisition) accounts for less than   [***]  . of the turnover of the Acquired Business as a whole and provided that the Acquired Restricted Business turnover does

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

not increase until the expiration of the period set forth in Clause 16.7;

(c)

performing its obligations under the Transaction Documents and/or under any other agreement which it may enter into with (i) a member of the Post-Closing BeneluxCo Group or (ii) the LG Shareholder or its Affiliates;

(d)	[***];

(e)	providing International Roaming Services;

(f)	providing Sponsored Roaming Services;

(g)	providing International Voice Services;

(h)	providing IPX Services;

(i)	providing Global Enterprise Services;

(j)

the tender and provision (directly or indirectly) of network, digital, business process outsourcing and ancillary services and support to enterprise customers, and their subsidiary undertakings, with operations in the Territory;

(k)	providing IoT Services;

(l)	providing Automotive Services;

(m)	providing Carrier Services;

(n)

point-to-point international connectivity services (including Ethernet Wireline and private circuits) that originate in the Territory and terminate outside of the Territory and are purchased by and billed to a customer outside of the Territory;

(o)

point-to-multipoint international connectivity services (including Ethernet Virtual Private Network, Internet Protocol Virtual Private Network and Software Defined Wide Area Network) that originate in the Territory and terminate outside the Territory and are purchased by and billed to a customer outside of the Territory;

(p)

point-to-point connectivity services in the Territory that are carried out on the international network infrastructure of the Seller Group and are provided solely to connect the submarine cable systems of the Seller Group terminating in the Territory;

(q)

Travel e-SIM Services, provided that such services are not: (i) provided from a physical point of sale in the Territory; (ii) actively marketed to customers in the Netherlands through national or local marketing campaigns in the Territory; or (iii) provided from a website in the Dutch language or with the suffix “.nl”;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(r)

Satco Services provided that such services are not provided directly to B2C or B2B end customers in the Territory (for the avoidance of doubt, the exclusion to this carve out will not prevent the Seller and its Affiliates from offering services to MNOs);

(s)

providing any services or support (including, without limitation, group, corporate, treasury, M&A, tax, accounting, operational, technical, network infrastructure, warehousing, inventory management, back office support services) from any location within the Territory; and

(t)

holding any interest in any body corporate that: (i) operates as a holding company; (ii) carries out the activities of leasing, acquiring, owning, commercialising and/or operating telecommunication towers, masts, small cells and DAS sites and/or associated infrastructure (or holding any interest in any body corporate that carries out such activities); or (iii) otherwise carries on any business not otherwise restricted by this Clause 16.

16.4

For the avoidance of doubt, nothing in this Clause 16 shall restrict or prevent the Seller or its Affiliates from providing any services or carrying out any activities described in Clause 16.3 using the Brand (as defined in the Brand Licence Agreement).

16.5

Subject to Clauses 16.6 and 16.7, the Seller undertakes to BeneluxCo that it will not, and that it will procure that its Affiliates will not, either alone or in conjunction with or on behalf of any other person directly or indirectly without the prior consent of BeneluxCo (such consent not to be unreasonably withheld, conditioned or delayed), solicit or entice away from the employment of any of the VZ Group Companies, any employee of the VZ Group Companies reporting directly to any member of the board of directors of the VZ Company, in each case as at the date of this Agreement.

16.6	The undertakings in Clause 16.1 shall not prevent the Seller and its Affiliates from considering and accepting an application made by an employee of a VZ Group Company:

(a)	in response to a recruitment advertisement published generally and not specifically directed at employees of any of the VZ Group Companies;

(b)	who is no longer employed by a VZ Group Company; or

(c)	who contacts the Seller or one of its Affiliates on their own initiative and without any direct or indirect solicitation from the Seller or any of its Affiliates.

16.7

The undertakings given by the Seller in Clauses 16.1 and 16.5 shall apply from the Closing Date until the date falling  [***]  following the Closing Date, it being understood that each undertaking shall terminate with immediate effect upon a listing of the Post-Closing BeneluxCo Group.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

16.8

Each of the undertakings set out in this Clause 16 is given to BeneluxCo and to each of its Affiliates. The Seller acknowledges that each of the undertakings set out in this Clause 16 is an entirely independent undertaking, including in respect of each activity and each part of the Territory, which is severable and is no greater than is reasonably necessary to protect the interests of BeneluxCo and its Affiliates. If one or more of the undertakings (or part thereof) is held to be or becomes invalid or unenforceable in any respect under the Law of any jurisdiction, the remaining undertakings or portions thereof, as applicable, shall continue to be enforceable against the Seller and its Affiliates and the Parties shall use all reasonable efforts to replace the unenforceable undertaking with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

17.	Payments

17.1

Any payment to be made pursuant to this Agreement by BeneluxCo (or any member of the Post-Closing BeneluxCo Group) to the Vodafone Sellers (or any member of the Seller Group) shall, save where provided otherwise in this Agreement, be made to the Vodafone Sellers’ Bank Account.

17.2

Any payment to be made pursuant to this Agreement by the Vodafone Sellers (or any member of the Seller Group) to BeneluxCo (or any member of the Post-Closing BeneluxCo Group) shall, save where provided otherwise in this Agreement, be made to BeneluxCo’s Bank Account. BeneluxCo agrees to pay each member of the Post-Closing BeneluxCo Group that part of each payment to which it is entitled.

17.3

Payments under Clause 17.1 and 17.2 shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

17.4	All sums payable under this Agreement shall be paid free and clear of all deductions, set-offs, counterclaims or withholdings whatsoever, save only as provided in this Agreement or as required by Law.

17.5

If any deduction or withholding is required by Law from any payment in respect of (i) any representation, warranty or undertaking to indemnify given by the Vodafone Sellers to BeneluxCo and/or to the LG Shareholder under this Agreement; or (ii) any representation, warranty or undertaking to indemnify given by BeneluxCo or the LG Shareholder to the Vodafone Sellers under this Agreement, the paying party shall pay such additional amount as will, after such deduction or withholding has been made, leave the payee with the full amount which would have been received by it had no such deduction or withholding been required to be made, provided (for the avoidance of doubt) that this Clause 17.5 shall not apply to the extent that the relevant deduction or withholding has already been taken into account in determining the quantum of the sum payable by the payor under this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

17.6

To the extent that any deduction or withholding in respect of which an additional amount has been paid under Clause 17.5 above (or otherwise) results in the payee or an Affiliate obtaining a Relief, the payee shall pay to the payer, within [***] of obtaining and utilising the benefit of the Relief, an amount equal to the lesser of the value of the Relief obtained and the additional sum paid under Clause 17.5 (or otherwise).

17.7

If anything done under this Agreement constitutes a supply of goods or services by a Party (or a member of its group for VAT purposes) (the Supplier) to another Party (the Recipient) in respect of which the Supplier (or a member of its group for VAT purposes) is liable to account for VAT to any Tax Authority, the Recipient shall pay to such Supplier (in addition to any other amounts payable under this Agreement) an amount equal to any VAT for which such Supplier (or a member of its group for VAT purposes) is liable to account to such Tax Authority on the supply against delivery by the Supplier to the Recipient of a valid VAT invoice.

18.	Costs

18.1

Except as otherwise provided in this Agreement (or any other Transaction Document), each Party shall be responsible for and pay their own costs, expenses and charges incurred in connection with the Proposed Transaction, including in relation to the negotiations leading up to the Proposed Transaction and the preparation, execution and carrying into effect of the Transaction Documents. BeneluxCo shall pay all costs, expenses and charges of the Notary in connection with the Proposed Transaction.

18.2

BeneluxCo shall bear any stamp duty, stamp duty reserve tax or other transfer taxes or registration duties arising in respect of: (i) the transfer of the Sale Shares to BeneluxCo; (ii) the transfer of the VF Shareholder Loans to BeneluxCo; and (iii) the issuance of the Consideration Shares to the Seller, in each case including on, or in relation to, any instruments effecting such transfer or any agreement to such transfer (such duties or taxes; Stamp Duties) and BeneluxCo shall indemnify and hold harmless the Seller (for itself and any other member of the Seller Group) accordingly.

18.3	Clause 18.2 shall not apply in respect of any Stamp Duties:

(a)	that could reasonably have been avoided by the Vodafone Sellers or any of their Affiliates (in which case the Seller shall bear such Stamp Duties); or

(b)

arising as a result of or in connection with any nexus between a Vodafone Seller or any of its Affiliates with the jurisdiction imposing the Stamp Duties (other than the United Kingdom, the Netherlands or Luxembourg).

18.4	Each Party hereby confirms that it is not aware of any Stamp Duties applying.

18.5	[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

18.6	[***]

19.	Announcements

19.1

No Party (or any of their respective Affiliates) shall make any general or public announcement, press release or communication with news media and/or investors (each, an Announcement) containing Confidential Information, unless it has provided the other Parties with a copy of the Announcement prior to making such Announcement or other communication, in accordance with Clause 19.3.

19.2	Notwithstanding Clause 19.1, any Party may make an Announcement:

(a)

to investors, analysts and other market participants in the ordinary course of its business or any other ordinary-course investor relations activity concerning its wider group or business, assets or affairs, provided that, where any information contained in the Announcement relates solely to the Seller (in case BeneluxCo and/or the LG Shareholder and/or any of their Affiliates are the disclosing Party) or to BeneluxCo or the LG Shareholder (in case the Seller and/or any of its Affiliates is the disclosing Party), the disclosing Party shall obtain that other Party’s prior written consent

(b)	if required by:

(i)	any applicable Law; or

(ii)

any securities exchange or regulatory or governmental body or Tax Authority to which that Party or any of its Affiliates is subject, wherever situated (including, amongst other bodies, the Financial Conduct Authority, the London Stock Exchange plc, the Panel on Takeovers and Mergers, the US Securities and Exchange Commission and the NASDAQ) whether or not the requirement has the force of Law, in which case, to the extent permitted under applicable Law, the disclosing Party shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such Announcement with the Seller or the LG Shareholder, as applicable, before making it, and, if the disclosing Party is unable to consult in advance, it shall inform the other Party of the circumstances, timing, content and manner of making the Announcement as soon as reasonably practicable thereafter; or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(c)

which contains no material information in relation to the Proposed Transaction or the other Parties other than information which has already been publicly announced by the Parties (except where such announcement was in breach of this Agreement).

(d)

if required to enable the disclosing Party to enforce its rights under this Agreement or any document referred to in it, or for the purpose of any arbitral or judicial proceedings in connection with this Agreement or any document referred to in it; or

(e)	to the extent the relevant Confidential Information is permitted to be disclosed in accordance with Clause 20.

19.3

Subject to Clauses 19.2 and 20, each of the Seller on the one hand, and BeneluxCo or the LG Shareholder on the other hand, shall provide the other with a draft of any Announcement relating to this Agreement or the transactions contemplated by it before the proposed Announcement is released, and shall procure that the proposed Announcement is only released after consultation with the other Parties.

19.4

For the avoidance of doubt, nothing in Clause 19.1 prevents any Announcement being made or any information being disclosed by any person if and only to the extent that such disclosure is made in accordance with Clause 20, provided that such information is not announced or publicly disseminated.

19.5	The restrictions in this Clause 19 shall continue to apply after Closing or the termination of this Agreement.

20.	Confidentiality

20.1	For the purposes of this Clause 20:

(a)

Confidential Information means the content of this Agreement, the other Transaction Documents and all other documents referred to in this Agreement, and all information of a confidential nature received, obtained, created, transferred, recorded or employed as part of, or otherwise resulting from or in relation to the provisions of, and negotiations leading to, this Agreement and the other Transaction Documents, or the performance of, or any activities undertaken pursuant to, this Agreement and the other Transaction Documents, including business, organisational, technical, financial, marketing, operational, regulatory or sales information of any of the VZ Group Company, the Telenet Companies, PlatformCo and of any Party and its Affiliates.

(b)

Representatives means, in relation to a Party, its respective Affiliates and the directors, officers, employees, agents, insurance brokers, insurers, other professional advisers, accountants and consultants of that Party and/or of its respective Affiliates.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

20.2	Each Party shall (and shall procure that each of their Representatives shall) maintain Confidential Information in confidence and not disclose or use any Confidential Information, save:

(a)	as this Clause 20 permits;

(b)	with the prior written approval of (in the case of BeneluxCo or the LG Shareholder) the Seller or (in the case of the Seller or the Loan Seller) BeneluxCo; or

(c)	as permitted under the terms of the SHA.

20.3	Clause 20.2 shall not prevent disclosure or use of Confidential Information by a Party or any of its Representatives to the extent that:

(a)

disclosure is required by Law, including (United States) securities Law and custom in relation to any issue of debt instruments, or by any stock exchange or any Governmental Entity (including any Tax Authority) to which that Party or any of its Affiliates is subject, wherever situation, whether or not the requirement for information has the force of Law;

(b)	disclosure is made to a Tax Authority in the course of dealing with the Tax affairs of the disclosing Party (or an Affiliate thereof);

(c)	disclosure is required in connection with the enforcement of rights under the Transaction Documents or otherwise to vest the full benefit of any Transaction Document in respect of a Party to it;

(d)

disclosure is of Confidential Information which was lawfully in the possession of that Party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy before its being received or held by that Party or any of its Representatives;

(e)	disclosure is of Confidential Information which has previously become publicly available other than through that Party’s action or failure to act (or that of its Representatives);

(f)	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement (or any other Transaction Document); or

(g)

disclosure is made in the framework of a Wyre Monarch Transaction or the disposal of the Non-Core Telenet Assets provided that where such disclosure is made to any third parties and their investors’ directors, officers or advisers, the receiving parties are informed of the confidential nature of the Confidential Information and agree to or are bound by confidentiality obligations in that regard that are substantially similar to those set out in this Agreement;

(h)	disclosure is made to the Representatives, lending banks, financial institutions or any other funding or prospective funding (whether debt or equity) that Party or arrangers of such funding (or their

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

respective Affiliates) or rating agencies, together with their directors, officers and advisers on a need to know basis and provided such parties are under a duty of confidentiality on substantially the same terms as this Clause 20; or

(i)

such disclosure is made by a Party to its Affiliates or direct or indirect investors, including those persons whom the Party reasonably believes are likely to become direct or indirect investors together with their and their investors’ directors, officers or advisers, provided that such parties are informed of the confidential nature of the Confidential Information and agree to or are bound by confidentiality obligations in that regard that are substantially similar to those set out in this Agreement; or

(j)	such disclosure to the VZ Company Works Council is necessary in connection with the satisfaction of the Works Council Condition.

20.4

Each Party undertakes that it (and its Affiliates) shall only disclose Confidential Information to their Representatives if such disclosure is reasonably required for purposes connected with this Agreement or the other Transaction Documents and only if the Representatives are informed of the confidential nature of the Confidential Information and are bound by professional duties of confidentiality or confidentiality obligations in respect of such Confidential Information that are substantially similar to those set out in this Agreement.

20.5

Any disclosure of Confidential Information under this Clause 20, which is also Clean Team Information, must be in accordance with the clean team agreement dated      [***]      between Vodafone Group Services Limited, Liberty Global Europe Limited and BeneluxCo, and the clean team agreement dated      [***]      between Liberty Global Europe Limited, Liberty Global Holding B.V and Vodafone Group Services Limited (the Clean Team Agreements).

20.6	The restrictions in this Clause 20 shall continue to apply after Closing or the termination of this Agreement.

21.	Assignment

21.1

Subject to Clause 21.2, unless the Seller and BeneluxCo agree in writing, no Party may assign, transfer, hold on trust, encumber or otherwise deal with all or any of its rights or obligations under this Agreement nor grant, declare, create or dispose of any right or interest in it.

21.2	Subject to Closing and Clause 21.3,

(a)

BeneluxCo may assign the benefit (but, for the avoidance of doubt, no obligations or liabilities) of this Agreement in whole or in part to a member of the Post-Closing BeneluxCo Group, provided that if any such assignee after Closing ceases to be a member of the Post-Closing BeneluxCo Group, BeneluxCo shall procure that before it so ceases it shall re-assign that benefit to BeneluxCo or to another

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

member of the Post-Closing BeneluxCo Group, provided that the liabilities of the Vodafone Sellers under the Transactions Documents shall be no greater than such liabilities would have been had the assignment not occurred; and

(b)

each Vodafone Seller may assign the benefit (but, for the avoidance of doubt, no obligations or liabilities) of this Agreement in whole or in part to another member of the Seller Group or any transferee of the Consideration Shares from time to time, provided that: (i) as applicable, if any such assignee after ceases to be a member of the Seller Group, the relevant Vodafone Seller shall procure that before it so ceases it shall re-assign that benefit to the relevant Seller or to another member of the Seller Group; and (ii) the liabilities of BeneluxCo and the LG Shareholder under the Transaction Documents shall be no greater than such liabilities would have been had the assignment not occurred.

21.3

In case as a result of an assignment in accordance with this Clause 21, the benefit of a Party under this Agreement is held in part by multiple persons (the Beneficiaries), such Beneficiaries shall appoint a representative to represent the interests of such persons for the purposes of this Agreement. Any decision taken by such representative in such capacity, as well as any notices given and received, shall be final and binding on the relevant Beneficiaries. The other Parties shall be entitled to rely on the exercise by such representative of the rights so assigned as if the relevant Beneficiaries are exercising those rights.

22.	Further Assurances

22.1

Each Party shall, insofar as it is able to do so after Closing, from the Closing Date and on being requested to do so by any of the other Parties, execute, or procure that its Affiliates shall execute, such further documents and do and procure that its Affiliates do all such acts as such requesting Party may reasonably consider necessary to implement and give effect to the Transaction Documents and secure to the Parties the full benefit of the rights, powers and remedies conferred upon them under the Transaction Documents.

22.2	Each of the LG Shareholder and the Seller shall procure that its Affiliates comply with all obligations under the Transaction Documents that are expressed to apply to any such Affiliates.

22.3

Promptly after the date of this Agreement, and in any event within [***] of the date of this Agreement, the Parties shall discuss and agree such amendments to the Agreed Form SHA as are reasonably required to minimise the likelihood of clause 15.14 of the SHA being engaged following Completion, and make such changes that they agree to the agreed form SHA within the following      [***]      .

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

23.	Notices

23.1

Any notice to be given in connection with this Agreement shall only be effective if it is in writing in English. A notice shall be effective upon receipt and shall be deemed to have been received: (i) at the time of delivery, if delivered by hand, registered post or courier; or (ii) at the time of transmission (by reference to the time in the place specified for service of notices on the recipient in Clause 23.2) if delivered by email (with the exception that if an email delivery failure notice is received in the sender’s email account). Where delivery of a notice occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

23.2	The addresses and email addresses of the Parties for the purpose of Clause 23.1 are:

[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

23.3	Each Party may notify the other Party in writing of a change to its details in Clause 23.2 from time to time in accordance with this Clause 24.

23.4	This Clause 23 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

24.	Conflict with other Agreements

If there is any conflict between the terms of this Agreement and any other agreement, including the Transaction Documents, this Agreement shall prevail (as between the Parties, any members of the Seller Group, any Affiliates of the LG Shareholder and any members of the BeneluxCo Group), unless such other agreement expressly states that it overrides this Agreement in the relevant respect.

25.	Whole Agreement

25.1

This Agreement and the other Transaction Documents together set out the whole agreement between the Parties in respect of the Proposed Transaction and supersede any prior draft, agreement, arrangement, or understanding, whether in writing or not, relating to the Proposed Transaction (including,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

but not limited to, any term sheets, non-disclosure agreements (including the NDA but excluding the Clean Team Agreements) or offer letters that may have been exchanged between the Parties and/or their respective Affiliates). It is agreed that:

(a)

no Party has relied on or shall have any claim or remedy arising under or in connection with any statement, representation, warranty or undertaking made by or on behalf of the other Party in relation to the Proposed Transaction that is not expressly set out in this Agreement or any other Transaction Document;

(b)

any terms or conditions implied by law in any jurisdiction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived;

(c)	the only right or remedy of a Party in relation to any provision of this Agreement or any other Transaction Document shall be for breach of this Agreement or the relevant Transaction Document; and

(d)

except for any liability in respect of a breach of this Agreement or any other Transaction Document, no Party shall owe any duty of care or have any liability in tort or otherwise to the other Party in relation to the Proposed Transaction.

25.2	Nothing in this Clause 25 shall limit any Liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

26.	Waivers, Rights and Remedies

Except as expressly provided in this Agreement, no failure or delay by any Party in exercising any right or remedy relating to this Agreement or any of the Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

27.	No double recovery

The Parties shall be entitled to make more than one claim under any of the Transaction Documents arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover under this Agreement or any relevant Transaction Document or otherwise more than once in respect of the same Loss or liability, regardless of whether more than one claim arises in respect of it.

28.	Counterparts

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

29.	Variations

No amendment of this Agreement (or of any other Transaction Document) shall be valid unless it is in writing and duly executed by or on behalf of each of the Parties to it.

30.	Invalidity

Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes invalid or unenforceable under the Law of any jurisdiction, the Parties shall use all reasonable efforts to replace it with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

31.	Third Party Enforcement Rights

31.1

The specified third party beneficiaries of the undertakings or commitments referred to in Clauses 13 and 16 and paragraph 17 of Schedule 8 (Limitations on Liability) shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999. The rights of any such third party beneficiary are subject to: (i) the rights of the Parties to amend or vary this Agreement without the consent of that third party; and (ii) the other terms and conditions of this Agreement.

31.2	Except as provided in Clause 31.1, a person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

32.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, English law.

33.	ICC Arbitration

33.1

Any Dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this Clause 33.

33.2

The tribunal shall consist of three arbitrators. The parties to the Dispute shall each nominate one arbitrator (it being understood that the LG Shareholder and BeneluxCo shall be considered as a single party, and therefore entitled to appoint one arbitrator), provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate a single arbitrator. The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by agreement of the parties to the Dispute or, if the parties fail to agree on a nomination within      [***]      of the nomination

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

date of the second arbitrator, the third arbitrator shall be selected and appointed in accordance with the Rules.

33.3	The seat, or legal place, of the arbitration shall be London, England.

33.4	The language to be used in the arbitral proceedings shall be English.

33.5	The arbitral award shall be final and binding upon the Parties and, to the maximum extent permitted by Law, it shall not be subject to appeal.

33.6	The costs and expenses of the arbitration proceedings shall be borne by the Parties in accordance with the Rules and the determinations of the arbitral tribunal.

33.7

The Parties undertake to keep confidential all awards rendered in the arbitration proceedings, all materials in the arbitration created for the purpose of the arbitration and all other documents produced by another party in the proceedings that are not otherwise in the public domain, save and to the extent that disclosure is required pursuant to a legal duty, to protect or pursue a legal right, or to enforce or challenge an award in bona fide legal proceedings before a state court or other legal authority.

34.	Agent for Service of Process

34.1

Each Party which is incorporated or which is organised and exists outside of England and Wales shall maintain an agent in England for service of process and any other documents in proceedings in connection with this agreement (including proceedings to enforce an arbitral award rendered pursuant to this Agreement). That agent shall be:

(a)	[***]

(b)	[***]

34.2

Any claim form, judgment or other notice of legal process shall be sufficiently served on the relevant Party if delivered to its appointed agent at its address for the time being (as specified in Clause 34.1).

34.3

Each Party required to maintain an agent in accordance with Clause 34.1 agrees not to revoke the authority of its agent and if for any reason it does so or its agent ceases to act in such capacity, it shall promptly appoint another agent with an address in England and notify each other Parties of the agent’s details. If a relevant Party fails to appoint another agent within       of it being required to do so under this Clause 34.3, any other Party may, at the defaulting Party’s expense, appoint one on behalf of the defaulting Party.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Schedule 11

Definitions and Interpretation

1.	Definitions. In this Agreement, the following words and expressions shall have the following meanings:

[***];

Acquired Business has the meaning given to it in Clause 16.3(b);

Acquired Restricted Business has the meaning given to it in Clause 16.3(b);

Affected Party has the meaning given to it in paragraph 1 of Schedule 8 (Limitations on Liability);

Affiliate means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, and for this purpose, “control”, “controlled by” and “common control” shall mean the ownership and voting control of more than 50 per cent. of the outstanding voting securities or interest in capital or profits of such specified person, or the right to direct or control the management or affairs of such specified person by controlling the board or other management function of the relevant person, contract or similar arrangement (excluding (i) any VZ Group Company (other than for the purposes of Clauses 8.1, 16.8 and 20), and (ii) in relation to the LG Shareholder or any other BeneluxCo Shareholder, any member of the BeneluxCo Group (other than for the purposes of Clause 8.120);

Agreed Form means, in relation to a document, the form of that document which has either been (i) attached to this Agreement or (ii) confirmed as agreed by an exchange of emails by or on behalf of the Seller and BeneluxCo on or prior to the date of this Agreement for the purpose of identification (in each case with such amendments as may be agreed in writing by or on behalf of the Seller and BeneluxCo);

Announcement has the meaning given to it in Clause 19.1;

Anti-Bribery and Corruption Laws means all Laws applicable to each of the VZ Group Companies or the Telenet Companies, the respective Party, the Parties or to this Agreement relating to anti-bribery or anti-corruption (governmental or commercial), including (without limitation) (i) articles 177, 177a, 178a and 328ter of the Dutch Criminal Code, (ii) the UK Bribery Act of 2010, (iii) the US Foreign Corrupt Practices Act of 1977, as amended, re-enacted or replaced from time to time, and the rules and regulations issued thereunder and (iv) all national and international Laws adopted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the UN Convention Against Corruption;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Anti-Money Laundering Laws means all Laws applicable to each of the VZ Group Companies or the Telenet Companies, the respective Party or Parties or to this Agreement relating to anti-money laundering or terrorism financing including (i) Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing as amended from time to time, (ii) the UK Proceeds of Crime Act 2002, (iii) the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and (iv) any other anti-money laundering or terrorism financing Law or regulation of the United States or the European Union or its Member States applicable to the VZ Group Companies, the respective Party or Parties or to this Agreement, in each case as amended from time to time;

Authorisation means any consent, approval permission or licence required under any contract with a third party rights holder, which is required to enable (i) the provision or receipt of services, or (ii) the novation or transfer of SAMS Licences as contemplated in paragraph 5(iii) of Schedule 3 (Pre-closing undertakings), or (iii) in relation to the VP Procurement Term Sheet, VPC to perform its obligations pursuant to the VP Procurement Agreement, including procuring for the VIPA Counterparty’s benefit, and/or for the VIPA Counterparty to receive the benefit of, the products, services and/or other deliverables supplied by such third party rights holder for the duration of the VP Procurement Agreement and in accordance with the VP Procurement Agreement (in each case as contemplated by the VP Procurement Agreement);

Authorisation Price Increase means any payment VPC (or any member of the Seller Group) or the VIPA Counterparty is required to make in the form of price increases under any VPA (including any increase in the applicable Price for Deliverables (in each case as defined in the VP Procurement Agreement)) or Supply Agreement (as defined in the VP Procurement Agreement);

Automotive Services means the business carried on by VFA, being: (i) the design, development, manufacture and sale of electronics components for the automotive industry (sensors for distance, occupation and substance detection, sound systems (Siren, acoustic warning, horns), systems for antitheft management, telematics control units); and (ii) the design, delivery and sale of connected mobility products and services (stolen vehicle recovery, usage-based insurance for vehicles, fleet management, data management services for vehicles (remote vehicle monitoring and management));

BeneluxCo has the meaning given to it in the Recitals;

BeneluxCo Capacity Warranties means the warranties set out in paragraphs 1 to 5 of Part A of Schedule 6 (BeneluxCo Warranties);

BeneluxCo Claim means any Claim made by BeneluxCo against the Vodafone Sellers (or either of them);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

BeneluxCo Disclosure Letter means the disclosure letter from BeneluxCo to the Seller and the Loan Seller executed and delivered immediately before the signing of this Agreement;

BeneluxCo Group means BeneluxCo and its direct and indirect subsidiaries from time to time, including the Telenet Companies, which from Closing shall include the VZ Group Companies and before Closing excludes the VZ Group Companies;

BeneluxCo Group Pre-Closing Undertaking has the meaning given to it in paragraph 2 of Schedule 3 (Pre-closing undertakings);

BeneluxCo Indemnities has the meaning given to it in Clause 8.1;

BeneluxCo Indemnity Claim means any claim by BeneluxCo under any of the BeneluxCo Indemnities;

BeneluxCo Leakage has the meaning given to it in paragraph 1 of Schedule 1 (Leakage and Permitted Leakage);

BeneluxCo Leakage Compensation has the meaning given to it in paragraph 6 of Schedule 1 (Leakage and Permitted Leakage);

BeneluxCo Records has the meaning given to it in Clause 15.1;

BeneluxCo Reorganisation Condition has the meaning given to it in Clause 6.1(l);

BeneluxCo Reorganisation Steps means the step plan regarding the pre-Closing reorganisation in connection with the BeneluxCo Group, in the Agreed Form, as amended in accordance with Clause 4.3(d);

BeneluxCo Shareholders means the LG Shareholder and/or such other shareholders as BeneluxCo had in the Locked Box Period;

BeneluxCo Shares means the ordinary shares in the capital of BeneluxCo;

BeneluxCo’s Bank Account means the bank account(s) as BeneluxCo shall notify in writing to the Seller five (5) Business Days’ prior to the relevant payment date;

BeneluxCo Warranties means the BeneluxCo Capacity Warranties, the Telenet Warranties, and the PlatformCo Warranties;

Brand Licence Agreement means the BLA (as defined in Schedule 9 (Intra-group Agreements)), including as amended and restated in accordance with the Brand Licence Agreement Term Sheet;

Brand Licence Agreement Term Sheet means the brand licence agreement term sheet in the Agreed Form;

Business Day means a day other than a Saturday or Sunday or public holiday in the Netherlands, Belgium and London on which banks are open in Amsterdam, Brussels and London for general commercial business;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Carrier Customers means licensed telecoms operators or other companies that procure telecoms services from another licensed telecoms operator that form an integral part of their own retail/enterprise services and are not intended to be separately onward sold;

Carrier Services means the provision of international and national telecommunications connectivity, internet, messaging and identity services to Carrier Customers;

Carve-Out Employees means the VF Carve-Out Employees and the IoT Carve-Out Employees;

Carve-Out Employees List means the list in the Agreed Form, which list shall be, between the date hereof and the Closing Date, replaced by any amended list agreed in good faith by and between the LG Purchaser and the Seller between the date hereof and the Closing Date;

Cash Consideration has the meaning given to it in Clause 2.1(a);

Claim or Claims means any claim(s) under or for breach of this Agreement

(i) excluding the specific indemnities included in Clause 8, and (ii) including, without limitation, any Warranty Claim;

Clean Team Agreements has the meaning given to it in Clause 20.5;

Clean Team Information has the meaning given to it in the Clean Team Agreements;

Closing means completion (by legal transfer of the Sale Shares) of the sale and purchase of the Sale Shares and the VF Shareholder Loans in accordance with the provisions of this Agreement;

Closing Date means the date on which Closing occurs;

Closing Date BeneluxCo Group means BeneluxCo and the companies that will immediately after Closing be direct and indirect subsidiaries of BeneluxCo, which shall include the VZ Group Companies (and for the avoidance of doubt, the relevant Telenet Companies and, subject to Part D of Exhibit 2 and any Wyre Transactions, the Wyre Telenet Subsidiaries) and PlatformCo but excluding [***] ;

Closing Date BeneluxCo Group Company means any member of the Closing Date BeneluxCo Group;

Closing Obligations has the meaning given to it in Clause 7.2;

Closing Payment has the meaning given to it in Clause 2.2;

Conditions has the meaning given to it in Clause 6.1;

Conditions Fulfilment Date has the meaning given to it in Clause 6.3;

Confidential Information has the meaning given to it in Clause 20.1(a);

Consideration has the meaning given to it in Clause 2.1;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Consideration Shares has the meaning given to it in Clause 2.1(b);

Constitutional Documents means with respect to an entity its memorandum and articles of association, by-Laws or equivalent constitutional documents;

Data Protection Laws means, to the extent applicable to the respective VZ Group Company, the respective Party or Parties or to this Agreement (i) the General Data Protection Regulation (Regulation EU) 2016/679), (ii) the e-Privacy Directive (Directive 2002/58/EC), and (iii) all equivalent applicable data protection, privacy and information security Laws and regulations, together with all national implementing legislation, applicable codes of conduct and practice, guidance and opinions relating to data protection, privacy and information security issued in any relevant jurisdiction by, or with the approval of, any Governmental Entity which has authority over the VZ Group Companies, the respective Party or Parties or to this Agreement;

Deed of Amendment means the draft notarial deed to amend the articles of association of BeneluxCo at Closing in the Agreed Form;

Deed of Issue means a deed of issue in relation to the issuance of the Consideration Shares to the Seller at Closing in customary form, which the Seller and BeneluxCo shall negotiate and agree in good faith prior to Closing;

Deed of Transfer of Contract means the draft deed of transfer of contract (akte van contractsoverneming) in relation to the transfer of the VF Shareholder Loans and the VF Shareholder Loan Agreements by the Loan Seller to BeneluxCo at Closing in the Agreed Form;

Demerged Assets Condition has the meaning given to it in Clause 6.1(l)(i);

Dispute means a dispute arising between the Parties out of or in connection with this Agreement, without limitation, including disputes arising out of or in connection with:

(a)	the creation, validity, effect, interpretation, performance or non-performance of, termination, or the legal relationships established by, this Agreement;

(b)	claims for set-off and counterclaims; and

(c)	any non-contractual obligations arising out of or in connection with this Agreement;

DORA means Regulation (EU) 2022/2554 on digital operational resilience for the financial sector, as amended from time to time;

Dutch Works Councils Act means the Dutch Works Councils Act (Wet op de Ondernemingsraden);

EEA Agreement means the Agreement on the European Economic Area signed in Porto on 2 May 1992 (OJ No L 1, 3.1.1994, p. 3);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

EFTA State means Iceland, Liechtenstein, Norway and Switzerland as signatories to the EFTA convention signed in Stockholm on 4 January 1960;

EU FSR has the meaning given to it in Clause 6.1(c);

EU Member State means Belgium, Bulgaria, Czechia, Denmark, Germany, Estonia, Ireland, Greece, Spain, France, Croatia, Italy, Cyprus, Latvia, Lithuania, Luxembourg, Hungary, Malta, the Netherlands, Austria, Poland, Portugal, Romania, Slovenia, Slovakia, Finland and Sweden as signatories to the Treaty on the European Union;

EU Merger Regulation means Council Regulation (EC) No 139/2004 on the control of concentrations between undertakings;

EWC has the meaning given to it in Clause 6.1(j);

EWC Agreement has the meaning given to it in Clause 6.19;

EWC Condition has the meaning given to it in Clause 6.1(j);

Excess Recovery has the meaning given to it in paragraph 18 of Schedule 8 (Limitations on Liability);

Exchange Date has the meaning given to it in Clause 5.1(d)(i);

Exchange Shares has the meaning given to it in Clause 5.1(d)(i);

Exhibits means exhibits 1 to 2 to this Agreement, and Exhibit shall be construed accordingly;

Existing LG Services Agreement means the framework services agreement between Liberty Global B.V. and VodafoneZiggo Group B.V. (formerly known as Ziggo Group Holdings B.V.) dated [***] , as novated by Liberty Global B.V. to Liberty Global Technology Services B.V. with effect from to time; [***] , and as amended and restated from time

Existing VZ SHA means the shareholders’ agreement dated [***] 2019 entered into between Vodafone International Holdings B.V. and Liberty Global Europe Holding B.V. in relation to the VZ Company, as amended from time to time;

Fairly Disclosed means facts, matters or other information which have been disclosed in such a manner and context and with such detail that allows a reasonable purchaser or investor to, make an informed assessment of the nature, scope of the risk, fact, matter, occurrence, event or circumstance disclosed and the extent of the consequences thereof;

Financial Debt means borrowings and indebtedness in the nature of borrowings (including by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, overdrafts or any similar arrangements the purpose of which is to raise money) owed to any banking, financial, acceptance credit, lending or other similar institution or organisation;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

FSA Open Points has the meaning given to it in paragraph (b)(a)of Schedule 3 (Pre-Closing Undertakings);

Global Enterprise Services means the business of tendering for and providing telecommunication services and ancillary services and support in the Territory to multi-national customers, and their subsidiary undertakings, with operations in the Territory;

Governmental Entity means:

(a)

the government of any jurisdiction (including any national, state, municipal or local government or any political or administrative subdivision thereof) and any department, ministry, agency, instrumentality, court, central bank, commission or other authority thereof, including without limitation any entity directly or indirectly owned (in whole or in part) or controlled thereby;

(b)	any public international organisation or supranational body (including without limitation the European Union) and its institutions, departments, agencies and instrumentalities; and

(c)

any quasi-governmental or private body or agency lawfully exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, licensing, competition, tax, importing or other governmental or quasi-governmental authority;

ICC Court means the International Court of Arbitration of the International Chamber of Commerce;

Indemnity Claim means any claim against under any specific indemnity included in Clause 8, being a Seller Indemnity Claim and/or a BeneluxCo Indemnity Claim;

Initial Cash Amount has the meaning given to it in Clause 2.1(a);

International Roaming Services means the business of providing international roaming services (and/or any related services) to mobile network operators, mobile virtual network operators, resellers and/or other providers, including without limitation services to allow end users to roam outside of the Territory, and to allow end users situated outside of the Territory to roam within the Territory;

International Voice Services means the business of providing international voice services (and/or any related services) to mobile network operators, mobile virtual network operators, resellers and/or other providers, including services to allow end users to make or receive international voice calls;

Intra-group Agreements means the existing intra-group agreements set out in Schedule 9 (Intra-group Agreements);

IoT Carve-Out Employees means:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)	those individuals whose roles and names are listed in Part A of the Carve-Out Employees List; plus

(ii)

any individual who commences employment with a VZ Group Company to: (a) fulfil one of the vacant roles listed in Part B of the Carve-Out Employees List; or (b) replace one of the individuals listed in Part A who cease to be employed by any VZ Group Company; less

(iii)	any individual described in (i) or (ii) who ceases to be employed by any VZ Group Company;

[***];

[***];

[***];

(i) [***]

(ii) [***]

[***]

[***]

[***]

IPX Services means the provision of a platform for connecting IP networks between IP network users or operators;

ISC has the meaning given in Clause 6.1(g);

Law means any applicable statute, law, by-law, rule, regulation, guideline, ordinance, code, policy, order, decree or rule of common law issued, administered, requested, required or enforced by any Governmental Entity, any form of delegated legislation, any treaty or international convention or any judicial or administrative interpretation thereof, including Anti-Bribery

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

and Corruption Laws, Anti-Money Laundering Laws, Data Protection Laws, Trade Compliance Laws and Supply Chain Laws;

Leakage has the meaning given in Schedule 1 (Leakage and Permitted Leakage);

LG Bank Account shall mean the bank account notified by LG Shareholder to the relevant payor in due course prior to payment being due;

LG EWC has the meaning given to it in Clause 6.19;

LG Pre-Closing Undertaking has the meaning given to it in paragraph 2 of Schedule 3 (Pre-Closing Undertakings);

LG Regulatory Conditions has the meaning given to it in Clause 6.1;

LG Services Agreements means the service agreements to be entered into between LG and the Closing Date BeneluxCo Group Companies (being (1) the Framework Services Agreement between Liberty Global Technology Services BV and PlatformCo for the provision of technical services by Liberty Global Technology Services BV, (2) the Framework Services Agreement between PlatformCo and Liberty Global Technology Services B.V. for the provision of certain services (including platform control and management, product roadmap definition and production oversight, fixed and mobile network architecture and design, digital workplace and technical support) by PlatformCo, (3) the Corporate Services Agreement between Liberty Global Europe Ltd and BeneluxCo and (4) the Procurement Master Services Agreement between Liberty Blume Procurement Solutions Limited and BeneluxCo, in each case in the Agreed Form;

LG Shareholder Loan Agreement means (1) the amended and restated master loan agreement between Liberty Global Holding B.V. (as lender) and VodafoneZiggo Group B.V. (as borrower) dated      [***]      , and (2) the master loan agreement between Liberty Global Holding BV (as lender) and VodafoneZiggo Group B.V. (as borrower) dated Spectrum 5G licence;      [***]      for the

LG Shareholder Loans means the loan(s) and other amounts advanced in terms of or pursuant to the LG Shareholder Loan Agreement up to the Locked Box Date;

LG Shareholder Group means the LG Shareholder and its Affiliates;

LG Warranties means the warranties set out in Schedule 7 (LG Warranties);

LGH Ltd has the meaning given to it in Clause 6.19;

Liabilities means all liabilities, duties and obligations of every description, whether deriving from contract, common Law, statute or otherwise, whether present or future, actual or contingent or ascertained or unascertained and whether owed or incurred severally or jointly or as principal or surety;

Listing has the meaning given to it in the SHA;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Locked Box Accounts means the VZ Company Locked Box Accounts;

Locked Box Date means 23.59h on 31 December 2025;

Locked Box Period means the period between (but excluding) the Locked Box Date and Closing;

Longstop Date means   [***]   from signing of this Agreement (or such other date as BeneluxCo and the Seller may agree in writing on or prior to such date);

Losses means all charges, claims, demands, proceedings, fines, penalties, payments, losses, damages, costs (including reasonable legal costs and notary costs) and expenses (including Taxation) in each case of any nature;

Losses Payments has the meaning given to it in paragraph 16 of Schedule 8 (Limitations on Liability);

Material Closing Obligation means the Closing Obligations set forth in paragraphs 1 to 4 of Schedule 4 (Closing Arrangements), other than those set out in paragraphs 1(a)(iii) and 4(a)(iii) of Schedule 4 (Closing Arrangements);

Migration Plan Condition has the meaning given to in Clause 6.1(l)(iii);

NDA means the confidentiality agreement dated   [***]   entered into between Liberty Global Europe Limited and Vodafone Group Services Limited;

New Shareholder Loans means any shareholder loans, other than the Shareholder Loans, provided to a VZ Group Company by the Loan Seller, the BeneluxCo Shareholders and/or any of their respective Related Persons between the Locked Box Date and the Closing Date in accordance with the provisions of Schedule 3 (Pre-closing undertakings);

Non-Core Telenet Assets means Doccle BV, operating an enhanced B2B2C digital administration platform with integrated payment and document software services, (2) Doccle NL B.V., operating an enhanced B2B2C digital administration platform with integrated payment and document software services, (3) Doccle.UP NV operating an enhanced B2B2C digital administration platform with integrated payment and document software services, and (4) Blossom Energy BV, a home charging solution for employers to provide home EV charging to employees;

Notarial Deed of Transfer means a notarial deed of transfer of the Sale Shares in customary form, to be entered into between the Seller and BeneluxCo and executed by the Notary, BeneluxCo and the Seller at Closing in accordance with Schedule 4 (Closing Arrangements), which the Seller and BeneluxCo shall negotiate and agree in good faith prior to Closing;

Notary means [***]           , civil law notary (notaris) of [***]          , officiating in [***]            , or any other civil law notary (notaris) of , officiating in     [***]     (or any of their respective substitutes);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Notified Leakage Amount has the meaning given to it in Clause 3.4;

Parties has the meaning given to it in the Recitals;

Permitted Leakage has the meaning given to it in Schedule 1 (Leakage and Permitted Leakage);

PlatformCo means Liberty Global Benelux Property Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat (statutaire zetel) in   [***]   , the Netherlands and its office address at          [***]           registered with the Trade Register of the Dutch Chamber of Commerce under number   [***]   (whose name may be amended in the context of the BeneluxCo Reorganisation Steps);

PlatformCo Business Warranties means the warranties set out in paragraph 3 of Part C of Schedule 6 (BeneluxCo Warranties) being the PlatformCo Warranties other than the PlatformCo Fundamental Warranties;

PlatformCo Fundamental Warranties means the warranties set out in paragraphs 1 and 2 of Part C of Schedule 6 (BeneluxCo Warranties);

PlatformCo Shares means all of the issued and outstanding shares in the capital of PlatformCo at Closing;

PlatformCo Warranties means the PlatformCo Fundamental Warranties and the PlatformCo Business Warranties;

Postponed Long Stop Date has the meaning given in Clause 12.1;

Post-Closing BeneluxCo Group means BeneluxCo and the entities that are or will be its direct and indirect subsidiaries at any time after Closing;

Proposed Transaction means any and all of the transactions contemplated by the Transaction Documents;

RDI has the meaning given to it in Clause 8.1(a)(i)(A);

Regulations means Article 7:662 et seq of the Dutch Civil Code (transfer of undertaking);

Related Person(s) means in relation to any person its Affiliates and its and their directors, officers and employees;

Relief means any loss, relief, allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or any saving or repayment of Tax (including any interest in respect of Tax);

Representatives has the meaning given to it in Clause 20.1(b);

Responsible Party has the meaning given in paragraph 2 of Schedule 8 (Limitations on Liability);

Sale Shares has the meaning given to it in Recital (A);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SatCo Services means the provision of enablement services for satellite services in the Territory, and the development and construction of infrastructure in relation thereto;

Seller Claim means any Claim made by either of the Vodafone Sellers against BeneluxCo or the LG Shareholder;

Seller Group means the Vodafone Sellers and their Affiliates from time to time, but excludes any and all of the VZ Group Companies;

Seller Indemnity Claim means any claim by the Seller against BeneluxCo under the specific indemnities included in Clauses 8.4 and Clause 8.6;

Seller Leakage has the meaning given to it in paragraph 1 of Schedule 1 (Leakage and Permitted Leakage);

Seller Leakage Compensation has the meaning given to it in paragraph 5 of Schedule 1 (Leakage and Permitted Leakage);

Seller Records has the meaning given to it in Clause 15.1;

Seller Regulatory Condition has the meaning given to it in Clause 6.1;

SER has the meaning given to it in Clause 6.8;

SER Merger Code means the Social and Economic Council Merger Regulations (SER-Fusiegedragsregels 2015);

SHA means the he shareholders’ agreement with respect to BeneluxCo to be entered into at Closing in the Agreed Form;

Shareholder Loan Agreements means together the LG Shareholder Loan Agreement and the VF Shareholder Loan Agreements;

Shareholder Loans means the loans and other amounts advanced in terms of or pursuant to the Shareholder Loan Agreements up to the Locked Box Date;

Shares means ordinary shares in the capital of the VZ Company;

Sponsored Roaming Services means provision of international roaming services by a sponsoring party to a sponsored party, enabling the sponsored party’s customers to access roaming coverage through the sponsoring party’s roaming agreements and/or infrastructure, and including without limitation any products and/or services which utilise or rely on sponsored roaming services for connectivity;

Stamp Duties has the meaning given to it in Clause 18.2;

Supply Chain Laws means all Laws or restrictions applicable to each of the VZ Group Companies and Telenet Companies, the respective Party, the Parties or to this Agreement relating to their supply chains, including Laws relating to supply chain due diligence, supply chain transparency or modern slavery;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Surviving Provisions means Clauses 12.3 (Termination), 18 (Costs), 19 (Announcements), 20 (Confidentiality), 21 (Assignment), 23 (Notices), 25 (Whole Agreement), 29 (Variations), 30 (Invalidity), 31 (Third Party Enforcement Rights), 32 (Governing Law), 33 (ICC Arbitration), Schedule 8 (Limitations on Liability) and Schedule 11 (Definitions and Interpretation);

Tax or Taxation means: (a) taxes on gross or net income, profits and gains, and (b) all other taxes, levies, duties, imposts, and any charges or withholdings in the nature of tax, including any excise, property, value added, sales, stamp, transfer, franchise or payroll taxes (including national insurance or social security contributions), together with all penalties, charges, fees and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against or attributable directly or primarily to the relevant person or any other person and of whether any amount in respect of them is recoverable from any other person;

Tax Authority means any taxing or other authority (in any jurisdiction) competent to impose any liability to Tax, or assess or collect any Tax;

Tax Benefit means (i) any refund of Tax actually received by the relevant party; or (ii) any reduction of Tax actually due by the relevant party;

Tax Loss Allocation has the meaning given in Clause 4.3(d)(i);

Tax Return means any return, declaration or similar document relating to any Tax and to be submitted to any Tax Authority, including any schedule or attachment thereto;

Tax Ruling has the meaning given in Clause Error! Reference source not found.;

Telenet means Telenet Group Holding NV a private company with limited liability (naamloze vennootschap) incorporated under the Laws of Belgium, having its office address at            [***]           and registered with the trade register of the Belgian Crossroad Bank for Entreprises under number   [***]   ;

Telenet Business Warranties means the warranties set out in paragraph 3 in Part B of Schedule 6 (BeneluxCo Warranties) being the Telenet Warranties other than the Telenet Fundamental Warranties;

Telenet Companies means Telenet and the Telenet Subsidiaries, and

Telenet Company means any of them;

Telenet Fundamental Warranties means the warranties set out in paragraphs 1 and 2 of Part B of Schedule 6;

Telenet Last Accounts means the audited consolidated accounts of Telenet as at the Telenet Last Accounts Date;

Telenet Last Accounts Date means 31 December 2024;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Telenet Locked Box Accounts means the select condensed consolidated EU IFRS financial statements of Telenet in respect of the year ended on the Locked Box Date;

Telenet Locked Box Date shall mean 31 December 2025;

Telenet Permits has the meaning given to it in paragraph 5 of Part B of Schedule 6;

Telenet Shares means [***]     ordinary shares (including the  [***]     treasury shares) in the capital of Telenet;

Telenet Subsidiaries means the companies details of which are set out in Part B, Part C and Part E of Exhibit 2 (Information on Telenet Companies) and Telenet Subsidiary means any one of them;

Telenet Warranties means the Telenet Fundamental Warranties and the Telenet Business Warranties;

Telenet-Wyre Financing means the separation of the financing structure of Wyre Holdco and its subsidiaries from that of the Telenet Companies which is being pursued by the Telenet Companies by both a (re)financing by Wyre Holdco and its subsidiaries and a (re)financing by the Telenet Companies, in each case with bona fide third-party financial counterparties;

Terminating Intra-Group Arrangements means together: (i) those Intra-group Agreements that are marked “Replaced” or “Terminated” in Schedule 9 (Intra-group Agreements); and (ii) each other agreement or arrangement between the Seller Group and the VZ Group Companies in place prior to Closing, but excluding each Intra-group Agreement that is marked “Continuing” in Schedule 9 (Intra-group Agreements);

Territory means the Netherlands;

Third Party Claim has the meaning given to it in Clause 8.3(a);

Third Party Right means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

Third Party Sum has the meaning given to it in paragraph 16(b) of Schedule 8 (Limitations on Liability);

Trade Compliance Laws means all Laws applicable to the respective Party, the Parties or to this Agreement, relating to economic, financial, or other trade-related sanctions, restrictions, export controls, or embargoes administered by: (i) the United States Government, including the Departments of the Treasury, State and Commerce, (ii) the United Kingdom (including the Office of Financial Sanctions Implementation, the Export Control Joint Unit, HM Revenue and Customs, HM Treasury, the Department of Trade and the Foreign, Commonwealth and Development Office), (iii) the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

European Union or any European Union member state, (iv) the United Nations or its Security Council, and (v) the Netherlands;

Trade Union Condition has the meaning given to it in Clause 6.1;

Trade Unions has the meaning given to it in Clause 6.1;

Transaction Documents means this Agreement, the SHA, the Notarial Deed of Transfer, the Deed of Issue, the Deed of Amendment, the Deed of Transfer of Contract, the VF Framework Services Agreement, each VF Continuing Agreement and the LG Services Agreements;

Travel e-SIM Services means the provision to business and/or consumers of temporary travel embedded SIMs intended for use while travelling outside of the Territory that are capable of being remotely provisioned, and related roaming and ancillary activities;

VAT means value added tax and any similar sales or turnover tax;

VF Carve-Out Employees means those individuals whose roles and names are listed in Part C of the Carve-Out Employees List, less any of those individuals who ceases to be employed by any VZ Group Company;

VF Continuing Agreements means those Intra-group Agreements that will either (i) continue in force after Closing, or (ii) be entered into on or after Closing, in accordance with Schedule 9 (Pre-closing Undertakings) including, in each case as may be amended or restated but, excluding the VF Framework Services Agreement;

VF Framework Services Agreement means the framework services agreement to be entered into between Vodafone Sales & Services Limited and VodafoneZiggo Group B.V., in the Agreed Form, subject to the process for agreeing FSA Open Points in accordance with in paragraph (b) of Schedule 3 (Pre-closing undertakings);

VF Procurement Agreement means the Vodafone Intercompany Procurement Agreement between Vodafone Procurement Company S.à r.l and Vodafone Libertel B.V. dated  [***]      , as amended and acceded to, as amended in accordance with the Procurement Term Sheet;

VF Procurement Term Sheet means the amended and restated VIPA on terms consistent with the VF Procurement Term Sheet, in the Agreed Form;

VF Shareholder Loan Agreements means (1) the amended and restated master loan agreement between Vodafone International 1 S.à R.L. (as lender) and VodafoneZiggo Group B.V. (as borrower) dated [***]     , and (2) the master loan agreement between Vodafone International 1 S.à R.L. (as lender) and VodafoneZiggo Group B.V. (as borrower) dated   [***]   for the Spectrum 5G licence;

VF Shareholder Loans means the loan(s) and other amounts advanced in terms of or pursuant to the VF Shareholder Loan Agreements up to the Locked Box Date;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

VIPA has the meaning given to it in Schedule 9 (Intra-group Agreements);

VIPA Counterparty means the ‘Company’ as defined in the VP Procurement Agreement;

VLBV means Vodafone Libertel B.V.;

Vodafone Sellers has the meaning given to it in the Recitals;

Vodafone Sellers’ Bank Account means the Vodafone Sellers’ as the Seller shall notify in writing to BeneluxCo five (5) Business Days’ prior to the relevant payment date;

Vodafone Sellers’ Fundamental Warranties means the warranties set out in paragraphs 1 to 3 of Schedule 5 (Vodafone Sellers’ Warranties);

Vodafone Sellers’ Warranties means the Vodafone Sellers’ Fundamental Warranties;

VPA means an agreement between the VPC and a Third Party Supplier (as defined in the VP Procurement Agreement) under which the VPC procures goods, services and/or other deliverables from that Third Party Supplier for the benefit of VGCs including the VIPA Counterparty;

VPC means Vodafone Procurement Company S.à r.l;

VZ Company means VodafoneZiggo Group Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the Laws of the Netherlands, having its official seat in [***]           and its office address at   [***]          and registered with the trade register of the Dutch Chamber of Commerce under number [***]     ;

VZ Company Locked Box Accounts shall mean the consolidated (unaudited) annual accounts of the VZ Company for the period ended on the Locked Box Date;

VZ Company Works Council has the meaning given to it in Clause 6.1(i);

VZ Group means the VZ Company and the VZ Subsidiaries;

VZ Group Company means any member of the VZ Group;

VZ Inter-Company Trading Debt means all amounts owed, outstanding or accrued in the ordinary course of trading, including any VAT arising on such amounts, as between any member of the Seller Group and any VZ Group Company as at Closing in respect of inter-company trading activity and the provision of services, facilities and benefits between them;

VZ Pre-Closing Undertaking has the meaning given to it in paragraph 1 of Schedule 3 (Pre-closing undertakings);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

VZ Subsidiaries means the companies, details of which are set out in Part B of Exhibit 1 (Information on VZ Group) and VZ Subsidiary means any one of them;

Warranty Claim means any claim for breach of the Vodafone Sellers’ Warranties or the BeneluxCo Warranties;

Working Hours means 9.30 a.m. to 5.30 p.m. on a Business Day in the place of receipt of a notice;

Works Council Condition has the meaning given to it in Clause 6.1(i);

Works Council Consultation has the meaning given to it in Clause 6.12;

Wyre Call Option has the meaning given to it in Clause Error! Reference source not found.;

Wyre-Fiberklaar Cooperation means the proposed cooperation between Fiberklaar BV and Wyre BV, together with their respective parent companies Proximus NV and Telenet BV to (i) deploy fiber infrastructure in medium-dense areas in Flanders, (ii) allow reciprocal wholesale access to each other’s infrastructure in those areas and (iii) grant Proximus wholesale access to Wyre BV’s hybrid fiber-coax (HFC) network in rural areas, the full implementation of which is subject to the completion of the antitrust and regulatory processes by the Belgian Competition Authority, in particular the receipt of any antitrust approvals and decisions required from the Belgian Competition Authority for the entry into force of the proposed cooperation and the agreements contemplated thereunder and Belgian Institute for Postal Services and Telecommunications, and in the context of which the parties have offered joint and unilateral commitments, including by Telenet Companies, to the Belgian Competition Authority;

Wyre Holdco means Wyre Holdco I BV, a private company with limited liability (besloten vennootschap) to be incorporated under the laws of Belgium which will indirectly hold 66.8 per cent of the shares in Wyre Holding BV, a private company with limited liability (besloten vennootschap) incorporated under the Laws of Belgium, having its office address at      [***]      (and as from 27 February 2026,      [***]      ) and registered with the trade register of the Belgian Crossroad Bank for Entreprises under number   [***]   ;

Wyre LG Transaction means any transaction(s) pursuant to which up to 50 per cent plus one of the Wyre Shares are sold by the relevant Telenet Company to the LG Shareholder (or any Affiliate thereof) including, as applicable, pursuant to the Wyre Call Option;

Wyre Long Stop Date means the date which is [***]      after the Closing Date;

Wyre Monarch Transaction means any transaction pursuant to which Wyre Shares are sold by the relevant Telenet Company or member of the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Post-Closing BeneluxCo Group to one or more bona fide third parties on arms’ length terms;

Wyre Option Shares means at the relevant time, the number of Wyre Shares equal to:

(a)	the number of Wyre Shares equal to aggregate number of Wyre Shares; less [***] of the

(b)

the number of Wyre Shares subject to LG Wyre Transactions which have either completed or been entered into but not yet completed (but excluding, for the avoidance of doubt, any LG Wyre Transactions which terminated before completion); less

(c)

the number of Wyre Shares subject to Wyre Monarch Transactions which have either completed or been entered into but not yet completed (but excluding, for the avoidance of doubt, any LG Monarch Transactions which terminated before completion) in excess of such number of Wyre Shares as is equal to of the aggregate number of Wyre Shares;   [***]

Wyre Share means each share in the capital of Wyre Holdco; and

Wyre Transactions means (i) any Wyre Monarch Transaction, or (ii) any Wyre LG Transaction.

2.	Interpretation. In this Agreement, unless the context otherwise requires:

(a)

references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	references to a paragraph, Clause or Schedule shall refer to those of this Agreement unless stated otherwise;

(c)	headings do not affect the interpretation of this Agreement; the singular shall include the plural and vice versa; and references to one gender include all genders;

(d)

references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(e)	references to Euro or EUR are references to the lawful currency from time to time of the Netherlands or Belgium, as applicable;

(f)

any statement in this Agreement qualified by the expression so far as the LG Shareholder is aware or any similar expression shall be deemed to include all facts and circumstances with respect to which any of the following persons has positive knowledge:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(i)	[***] ; and

(ii)	[***] ; and

(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

3.

Enactments. Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Agreement and increases or alters the Liability of the Vodafone Sellers or BeneluxCo under this Agreement.

4.	Schedules. The Schedules comprise schedules to this Agreement and form part of this Agreement.

5.

Inconsistencies. Where there is any inconsistency between the definitions set out in this Schedule 11 and the definitions set out in any clause of the Agreement or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

6.

Indemnity. References to “indemnify” and “indemnifying” any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person (or its direct or indirect subsidiaries) and all loss or damage and all payments, costs or expenses made or incurred by that person (or its direct or indirect subsidiaries) as a consequence of or which would not have arisen but for that circumstance.

7.

Costs, expenses, fees, Liabilities and Losses: References to “costs”, “expenses”, “fees”, “Liabilities” and/or “Losses” incurred by a person shall not include any amount in respect of VAT comprised in such costs, expenses, fees, Liabilities or Losses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax.

8.

Where a provision in this Agreement purports to oblige BeneluxCo to take any particular action in relation to any of its subsidiaries, or vote the shares in any of its subsidiaries in a particular way, that shall mean that the LG Shareholder shall procure that BeneluxCo takes such action or votes its shares in such a way.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

SIGNED	)
for and on behalf of	)
VODAFONE EUROPE B.V.	)

Signature: [***]

Name: [***]

Signature:

Name:

[Signature page to Sale and Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

SIGNED	)
for and on behalf of	)
VODAFONE EUROPE B.V.	)

Signature:

Name:

Signature:	[***]

Name:	[***]

[Signature page to Sale and Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNED	)
for and on behalf of	)
VODAFONE INTERNATIONAL 1 S.À R.L.	)

Signature:	[***]

Name:	[***]

Signature:

Name:

[Signature page to Sale and Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNED	)
for and on behalf of	)
VODAFONE INTERNATIONAL 1 S.À R.L.	)

Signature:

Name:

Signature:	[***]

Name:	[***]

[Signature page to Sale and Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNED	)
for and on behalf of	)
LIBERTY GLOBAL HOLDING B.V.	)

Represented by of Liberty Global Europe
Management BV:

Signature:	[***]

Name:	[***]

Signature:	[***]

Name:	[***]

[Signature page to Sale and Purchase Agreement]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD

BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

SIGNED	)
for and on behalf of	)
LIBERTY GLOBAL	)
BROADBAND I LIMITED	)

Signature: [***]

Name: [***]

[Signature page to Sale and Purchase Agreement]